                             GROUND LEASE AGREEMENT


                                 BY AND BETWEEN


                RINGGOLD MINING AND MANUFACTURING COMPANY, INC.


                               AS GROUND LESSOR,


                                      AND


                             GATEWAY BANK & TRUST,


                                   AS LESSEE

                               TABLE OF CONTENTS

                                  ARTICLE I

                            EXHIBITS AND DEFINITIONS

                                                                                Page
         1.01    Exhibits                                                        1
                 (a)      Exhibit "A"                                            1
                 (b)      Exhibit "B"                                            1
                 (c)      Exhibit "C"                                            1
                 (d)      Exhibit "D"                                            1
                 (e)      Exhibit "E"                                            2
                 (f)      Exhibit "F"                                            2
                 (g)      Exhibit "G"                                            2
         1.02    Definitions                                                     2
                 (a)      "Adjacent Property"                                    2
                 (b)      "Agreement"                                            2
                 (c)      "Business Day"                                         2
                 (d)      "Commencement Date"                                    2
                 (e)      "Construction"                                         2
                 (f)      "CPI"                                                  2
                 (g)      "Day"                                                  3
                 (h)      "Deadline Date"                                        3
                 (i)      "Default"                                              3
                 (j)      "Default Notice"                                       3
                 (k)      "Default Rate"                                         3
                 (l)      "Driveway Entrance Area"                               3
                 (m)      "Easement Area A"                                      3
                 (n)      "Easement Area B"                                      3
                 (o)      "Easement Area C"                                      3
                 (p)      "Event of Default"                                     3
                 (q)      "Extension Notice"                                     4
                 (r)      "Extended Term"                                        4
                 (s)      "Ground Lessor"                                        4
                 (t)      "Herein," "hereunder," "hereby," "hereto," "hereof"    4
                 (u)      "Law"                                                  4
                 (v)      "Lease Term"                                           4
                 (w)      "Leased Property"                                      4
                 (x)      "Lease Year"                                           4
                 (y)      "Lessee"                                               4
                 (z)      "Monetary Default"                                     4
                 (aa)     "Nalley Grant of Easement"                             4
                 (ab)     "Nominal Rent"                                         4
                 (ac)     "Non-Monetary Default"                                 5
                 (ad)     "Option Agreement"                                     5
                 (ae)     "Permitted Assignee"                                   5
                 (af)     "Project"                                              5
                 (ag)     "Project Improvements"                                 5
                 (ah)     "Project Mortgage"                                     5
                 (ai)     "Project Mortgagee"                                    5





                                      (i)


                                                                                                                Page
                 (aj)     "Project Mortgagor"                                                                    5
                 (ak)     "Registered Mortgagee"                                                                 5
                 (al)     "Rent"                                                                                 6
                 (am)     "Survey"                                                                               6
                 (an)     "Tax"                                                                                  6
                 (ao)     "Unavoidable Delays"                                                                   6
                 (ap)     "Utility" and "Utilities"                                                              6

                                                        ARTICLE II

                                          LEASEHOLD INTEREST IN LEASED PROPERTY
         2.01    Grant of Estate for Years; Lease Term                                                           6
         2.02    Quiet Enjoyment                                                                                 8
         2.03    Easement Areas                                                                                  8
         2.04    Rent                                                                                            9
         2.05    Rent Payments                                                                                  11
         2.06    Interest on Delinquent Rent                                                                    11
         2.07    Permissible and Required Uses of Leased Property                                               12
         2.08    Encroachments, Adverse Uses, and Occupancies Other than Lawful Rights Previously Granted       12
         2.09    Payment of Taxes and Assessments                                                               12
         2.10    Contest of Tax                                                                                 12
         2.11    Payment of Utilities and Services                                                              13
         2.12    Compliance with Laws and Ordinances                                                            13
         2.13    Contest of Laws by Lessee                                                                      13
         2.14    Discharge of Liens                                                                             13
         2.15    Right of First Refusal - Purchase                                                              14
         2.16    Right of First Refusal - Lease                                                                 15

                                                       ARTICLE III

                                                   PROJECT IMPROVEMENTS
         3.01    Right of Lessee to Construct Project Improvements                                              16
         3.02    Title to Leased Property and Project Improvements                                              16

                                                        ARTICLE IV

                                         CONSTRUCTION REQUIREMENTS AND STANDARDS
         4.01    Construction at Cost of Lessee                                                                 16
         4.02    Payment of Bills for Construction                                                              16
         4.03    Surveys and As-Built Plans                                                                     16
         4.04    Environmental Studies; Soil and Rock Tests                                                     17
         4.05    Zoning and Building Permits                                                                    17

                                                        ARTICLE V

                                         INDEMNIFICATION AND INSURANCE PROTECTION
         5.01    Indemnification                                                                                17
         5.02    Insurance Protection                                                                           18





                                      (ii)

                                                                                                                      Page
         5.03    Delivery of Insurance Policies                                                                        18
         5.04    Evidence of Payment of Premiums                                                                       18

                                                        ARTICLE VI

                                    MAINTENANCE AND OPERATION OF PROJECT IMPROVEMENTS
         6.01    Maintenance of Leased Property                                                                        18
         6.02    Maintenance of Utility Facilities                                                                     19
         6.03    Foundations, Support Columns, and Other Structural Supports                                           19
         6.04    Casualty and Condemnation                                                                             19
         6.05    Addition, Renovation, or Construction Anew of the Project Improvements                                20

                                                       ARTICLE VII

                                              MORTGAGING OF LEASED PROPERTY
         7.01    Right To Mortgage Property                                                                            20
         7.02    Additional Modifications                                                                              20
         7.03    Notices to Registered Mortgagees                                                                      21
         7.04    Limitation on Liability of Project Mortgagees                                                         21
         7.05    Notice of Surrender and Amendment                                                                     22
         7.06    Limitation on Number of Registered Mortgages                                                          22

                                                       ARTICLE VIII

                                                  SUBLEASING OF PROJECT
         8.01    Right To Sublease                                                                                     22
         8.02    Rights Under Permitted Subleases                                                                      22
         8.03    Limitation Upon Rights of Sublessees                                                                  22
         8.04    Assignment by Lessee                                                                                  23

                                                        ARTICLE IX

                                                         DEFAULTS
         9.01    Events of Default by Lessee                                                                           23
         9.02    Remedies                                                                                              24
         9.03    Registered Mortgagee's Right To Cure Default                                                          25
         9.04    No Waiver of Rights                                                                                   29
         9.05    Rights Are Cumulative                                                                                 29
         9.06    Inspection of Leased Property by Ground Lessor                                                        30

                                                        ARTICLE X

                                              REPRESENTATIONS AND WARRANTIES
         10.01   Representations and Warranties of Ground Lessor                                                       30
         10.02   Representations and Warranties of Lessee                                                              31





                                     (iii)

                                                                                                                      Page
                                                        ARTICLE XI

                                                      MISCELLANEOUS
         11.01    Estoppel Certificates                                                                                32
         11.02    Assignment by Ground Lessor                                                                          33
         11.03    Reaffirmation                                                                                        33
         11.04    No Third Party Beneficiary                                                                           33
         11.05    Covenants and Easements Run With Land                                                                34
         11.06    No Joint Venture or Partnership                                                                      34
         11.07    Interest on Unpaid Amounts                                                                           34
         11.08    Notices                                                                                              34
         11.09    Entire Agreement                                                                                     35
         11.10    Time is of Essence                                                                                   35
         11.11    No Further Obligation                                                                                35
         11.12    Georgia Law Applied                                                                                  35
         11.13    Partial Invalidity                                                                                   36
         11.14    Section Captions Disregarded                                                                         36
         11.15    Exhibits                                                                                             36
         11.16    Multiple Counterparts                                                                                36
         11.17    All Genders and Numbers Included                                                                     36
         11.18    Survival of Provisions                                                                               36
         11.19    Public Easements                                                                                     36
         11.20    No Merger                                                                                            37
         11.21    One-Mile Restriction                                                                                 37
         11.22    Memorandum of Ground Lease Agreement                                                                 37
         11.23    Termination of Option Agreement                                                                      37





                                      (iv)

STATE OF GEORGIA

COUNTY OF CATOOSA


                             GROUND LEASE AGREEMENT


         THIS GROUND LEASE AGREEMENT, made and entered into as of the first
(1st) day of July, 1996, by and between RINGGOLD MINING AND MANUFACTURING COMPANY, INC. a Georgia corporation with its principal office in Ringgold, Georgia (hereinafter referred to as "Ground Lessor"), and GATEWAY BANK & TRUST, a banking corporation organized under the laws of the State of Georgia (hereinafter referred to as "Lessee").

                              W I T N E S S E T H:

         WHEREAS, Ground Lessor is the owner of that certain parcel of real property located at 5102 Alabama Highway, Ringgold, Georgia and lying and being in Land Lot 172 of the 28th District and 3rd Section of Catoosa County, Georgia, which real property is more particularly described in Exhibit "A", attached hereto (hereinafter referred to as "Leased Property");

         WHEREAS, Ground Lessor and the organizers of Lessee entered into an Option Agreement for Lease of Real Estate, dated August 9, 1995 (the "Option Agreement") with respect to the Leased Property, and Ground Lessor and Lessee are entering into this Agreement pursuant to and in satisfaction of the Option Agreement.

         NOW, THEREFORE, for and in consideration of the foregoing premises, the sum of TEN and NO/100 DOLLARS ($10.00), and the covenants, representations, warranties, and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, Ground Lessor and Lessee hereby covenant and agree as follows:


                                   ARTICLE I

                            EXHIBITS AND DEFINITIONS

         1.01 Exhibits. Attached hereto and made a part hereof are the following exhibits:

         (a)     Exhibit "A" - Legal description of the Leased Property.

         (b)     Exhibit "B" - Legal descriptions of the Easement Areas.

         (c)     Exhibit "C" - Form of Commencement Date Agreement.

         (d)     Exhibit "D" - Permitted Title Exceptions.

         (e)     Exhibit "E" - Examples of Rent Calculations.

         (f)     Exhibit "F" - Form of Memorandum of Ground Lease Agreement.

         (g)     Exhibit "G" - Form of Grant of Access Easement

         1.02 Definitions. Unless otherwise expressly provided herein, when used in this Agreement and in the Exhibits attached hereto, the following words, phrases, and terms shall mean and have reference to the definitions set forth hereinbelow:

         (a) "Adjacent Property" shall mean all that tract or parcel of real property which is currently owned by Ground Lessor and is adjacent to Easement Area A, Easement Area B, or Easement Area C.

         (b) "Agreement" shall mean this Ground Lease Agreement, (including all Exhibits attached hereto), as may be hereafter amended, modified and supplemented.

         (c) "Business Day" shall mean any Day excluding any Saturday, any Sunday, any national holiday observed by the United States Government, and any other day on which Georgia state banks are closed for business.

         (d) "Commencement Date" shall mean the date on which all of the following conditions have been satisfied, except for any of such conditions which have been waived in writing by Lessee on or before the Deadline Date: (i) this Agreement has been approved by the Georgia Department of Banking and Finance and by the Federal Deposit Insurance Corporation; (ii) the Gateway Bancshares, Inc. stock subscription proceeds have been released from escrow to said corporation in accordance with the terms and conditions governing "First Tennessee Bank, N.A. - Escrow Account for Gateway Bancshares, Inc."; (iii) Lessee's Construction of the initial Project Improvements has commenced; (iv) the Georgia Department of Transportation has issued its permit for a curb-cut allowing direct vehicular access between the Leased Property and Georgia Highway 151; and (v) George B. Nalley has granted the Nalley Easement to Lessee.

         (e) "Construction" shall mean any activity normally encompassed by any of the following terms: construction, reconstruction, repair, demolition, excavation, building, rebuilding, renovation, or any similar term.

         (f) "CPI" shall mean the Consumer Price Index for United States All Urban Consumers, All Items (1982-84 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor. In the event that the CPI shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the amount of the annual Rent under
Section 2.04
hereof after such conversion or revision shall be made with the use of such conversion factor, formula, or table for converting the CPI as may be published by the Bureau of Labor Statistics or, if that is not published, then with the use of such conversion factor, formula, or table as may be published by any nationally recognized publisher of similar statistical information reasonably designated by Ground Lessor.

         (g) "Day" shall mean any one calendar day, unless specifically noted to the contrary.

         (h)     "Deadline Date" shall mean March 31, 1997.

         (i)     "Default" shall mean any Monetary Default or Non-Monetary
Default.

         (j) "Default Notice" shall mean any notice delivered by Ground Lessor to Lessee and Registered Mortgagees concerning the existence of an Event of Default and delivered pursuant to Section 9.01 hereof.

         (k) "Default Rate" shall mean the variable annual rate equal to two (2) percentage points in excess of the "Prime Rate," as hereinafter defined, computed on the amount due and not paid and computed on a per annum basis for each Day commencing on said due date (or such other date as may be specified herein) and ending on the date that full payment of such delinquent amount is made. The Prime Rate shall be deemed to be the variable annual rate of interest announced from time to time by Citibank, N.A. (or any successor thereof) as the "base rate" of said bank.

         (l) "Driveway Entrance Area" shall mean the driveway structure to be constructed within either (i) that area designated as "30' Entrance from Georgia Department of Transportation" on the Survey or (ii) a similar portion of the right-of-way of Georgia State Highway 151, which portion is southerly of said designated area.

         (m) "Easement Area A" shall mean that portion of the Leased Property described as "Easement Area A" in Exhibit "B", attached hereto.

         (n) "Easement Area B" shall mean that portion of the Leased Property described as "Easement Area B" in Exhibit "B", attached hereto.

         (o) "Easement Area C" shall mean that portion of the Leased Property described as "Easement Area C" in Exhibit "B", attached hereto.

         (p) "Event of Default" shall mean any Monetary Default and/or any Non-Monetary Default which is not waived by Ground Lessor or cured by Lessee within the applicable notice, grace, and/or cure periods with respect thereto afforded to Lessee by Ground Lessor, including, but not limited to, the notice, grace, and cure periods provided for in Section 9.01 hereof.

         (q) "Extension Notice" shall mean the notice given by Lessee (or any Registered Mortgagee) exercising its option to extend the Lease Term pursuant to Section 2.01(b) hereof.

         (r) "Extended Term" shall mean one or more periods of ten (10) years which extend the term hereof pursuant to Section 2.01(b) hereof.

         (s) "Ground Lessor" shall mean Ringgold Mining and Manufacturing Company, Inc., a Georgia corporation, and its successors and assigns.

         (t) "Herein," "hereunder," "hereby," "hereto," "hereof" and any similar term shall mean this entire Agreement and no particular article, section, paragraph or clause of.

         (u) "Law" shall mean any and all present and future statutes, ordinances, rules, regulations, and binding determinations by the United States Government, the State of Georgia, the City of Ringgold, the County of Catoosa, or any other governmental authority having power or jurisdiction over Ground Lessor, Lessee, and the Leased Property, or any of them.

         (v)     "Lease Term" shall have the meaning ascribed thereto in
Section 2.01(c) hereof.

         (w) "Leased Property" shall mean all that tract or parcel of real property described in Exhibit "A", attached hereto.

         (x) "Lease Year" shall mean a 365/366-Day period commencing on the Commencement Date or any anniversary of the Commencement Date during the Lease Term.

         (y) "Lessee" shall mean Gateway Bank & Trust and its successors and permitted assigns.

         (z) "Monetary Default" shall mean any default under this Agreement that can be fully cured solely by the payment of money.

         (aa) "Nalley Grant of Easement" shall mean that certain Grant of Access Easement in substantially the form of Exhibit "G", attached hereto.

         (ab)    "Nominal Rent" shall have the meaning ascribed thereto in
Section 2.04 (b).

         (ac) "Non-Monetary Default" shall mean any default under this Agreement that cannot be fully cured solely by the payment of money.

         (ad) "Option Agreement" shall have the meaning ascribed thereto in the recitals preceding this Article I.

         (ae) "Permitted Assignee" shall mean any assignee or transferee of Lessee's leasehold interest in the Leased Property and/or any other rights of Lessee under this Agreement, which assignee or transferee is permitted under
Section 8.04 of this Agreement.

         (af) "Project" shall mean, collectively, the Leased Property and the Project Improvements.

         (ag) "Project Improvements" shall mean any and all buildings, structures, and improvements constructed on the Leased Property by or on behalf of Lessee pursuant to this Agreement, including any improvements constructed on the Leased Property by or on behalf of Lessee subsequent to the construction in whole or in part of any of the structures initially placed on the Leased Property by Lessee pursuant the provisions of this Agreement, together with all fixtures and appurtenances attached or affixed to said improvements or to the Leased Property by or on behalf of Lessee; provided, however, that no leasehold improvements or fixtures installed or constructed by any sublessee of Lessee shall be included in the Project Improvements. The Project Improvements may include, without limitation, a 12,000 square foot, two-story building, with six
(6) interior teller stations and four (4) exterior drive-through stations and with related parking areas, drive-ways, and landscaping.

         (ah) "Project Mortgage" shall mean any encumbrance of any or all of Lessee's leasehold interest and estate for years in and to the Leased Property, as security for any indebtedness or other obligation of Lessee or Lessee's successors and permitted assigns, whether by deed to secure debt, mortgage, deed of trust, pledge, financing statement, security agreement, or other security instrument.

         (ai) "Project Mortgagee" shall mean any holder of the indebtedness or other obligation secured by any Project Mortgage.

         (aj) "Project Mortgagor" shall mean the owner of the property or collateral conveyed or encumbered by any Project Mortgage.

         (ak) "Registered Mortgagee" shall mean any Project Mortgagee who has registered with Ground Lessor pursuant to Section 7.03 of this Agreement.

         (al) "Rent" shall mean the rental amounts to be paid by Lessee to Ground Lessor in accordance with Section 2.04 of this Agreement.

         (am) "Survey" shall mean the Gateway Bank & Trust Lease Survey prepared by Thomas A. Dobson, Georgia Registered Land Surveyor, dated May 15, 1996.

         (an) "Tax" shall mean and have reference to any and all taxes, assessments, license fees, exacts, imposts, fees, and charges of every sort, nature, or kind (other than Ground Lessor's income taxes, capital gain taxes, estate or inheritance taxes, if any) that henceforth are levied, assessed, charged, or imposed, with respect to the Leased Property and the Lease Term, by the United States Government, State of Georgia, City of Ringgold, County of Catoosa, or any other governmental authority having jurisdiction over Ground Lessor, Lessee, the Leased Property, or any of them.

         (ao) "Unavoidable Delays" shall mean delays due to any cause beyond the reasonable control of Lessee, including, without limitation, delays due to strikes, labor disputes, or work stoppages; unusually severe weather; acts of God; floods; fires; epidemics; freight embargoes; delays of contractors, subcontractors, and suppliers for reasons set forth in this definition; unusual delay in transportation; inability to obtain labor or materials; governmental restrictions; enemy action; civil commotion; sabotage; actions of Ground Lessor not permitted by the express terms of this Agreement; any failure by Ground Lessor to act under circumstances when Ground Lessor has a duty or obligation to do so; or restraint or other act by a court or public authority.

         (ap) "Utility" and "Utilities" shall mean all privately, publicly, or cooperatively owned lines, facilities, and systems for producing, transmitting, or distributing communications, power, electricity and light, gas, oil, crude products, water, steam, waste, storm water, and other similar commodities, including, without limitation, publicly owned fire and police signal systems, which directly or indirectly serve the public or any part thereof.


                                   ARTICLE II

                     LEASEHOLD INTEREST IN LEASED PROPERTY

         2.01    Grant of Estate for Years; Lease Term.

         (a) For and in consideration of the Rent and the covenants, terms and conditions contained in this Agreement, Ground Lessor hereby bargains, sells, grants and conveys to Lessee a leasehold interest and estate for years in and to the Leased Property for the Lease Term defined in this Section 2.01, subject to the terms and conditions contained in this Agreement. The term of Lessee's leasehold interest shall commence on the Commencement Date and shall terminate at 12:00 o'clock midnight on twentieth (20th) anniversary of the Commencement Date, unless sooner terminated in accordance with this Agreement, or unless extended in accordance with the provisions of Section 2.01(b) of this Agreement. Lessee hereby accepts said grant of a leasehold interest and hereby assumes and agrees to comply fully with and diligently perform all terms and conditions contained in this Agreement.

         (b) Provided no Event of Default has occurred and is continuing at commencement of the applicable Extended Term, Lessee shall have the option to extend the Lease Term as hereinafter provided. At any time prior to the beginning of the ninety (90)-Day period immediately preceding the expiration date of the initial twenty (20)-Lease Year term of Lessee's leasehold interest under this Agreement and at any time prior to the beginning of the ninety
(90)-Day period immediately preceding the expiration date of any Extended Term, as the case may be, Lessee or any Registered Mortgagee may give an Extension Notice to Ground Lessor indicating that Lessee desires to, and does thereby, extend the term of Lessee's leasehold interest under this Agreement for one or more additional ten (10)-Lease Year periods in accordance with the terms and conditions of this Agreement; provided, however, that in no event shall Lessee be entitled to extend the total Lease Term beyond an aggregate period (I) of forty (40) Lease Years from the Commencement Date if, prior to the expiration of the fortieth (40th) Lease Year, Lessee either completely vacates and abandons the Leased Property or sells all or substantially all of its assets to an unrelated third party in an arm's length transaction or if, prior to the expiration of the fortieth (40th) Lease Year, more than fifty percent (50%) of the voting common stock of Lessee is transferred in a single transaction (or in a series of related transactions) to one or more persons that are not stockholders of Lessee as of the date of this Agreement, and (II) otherwise of fifty (50) Lease Years from the Commencement Date. Notwithstanding any provisions to the contrary in this Agreement: (i) if an Extension Notice has not been given or waived in writing at least fifteen (15) Days prior to the beginning of any such ninety (90)-Day period, then Ground Lessor shall give Lessee and any Registered Mortgagees written notice of such fact; and (ii) Lessee shall be entitled to issue an Extension Notice (and thereby to extend the Lease Term) until the latest of (A) the fifteenth Day after Ground Lessor has given Lessee such written notice, (B) the Day on which Lessee and any Registered Mortgagees give Ground Lessor written waivers of Lessee's and Registered Mortgagees' rights to issue an Extension Notice, and (C) the Day immediately preceding the beginning of any such ninety (90)-Day period. If Lessee and all Registered Mortgagees fail to provide a timely Extension Notice during either the initial term or the then current Extended Term of this Agreement, such failure shall render any of Lessee's future options to extend the Lease Term null and void, unless Ground Lessor waives such failure to provide a timely Extension Notice. Notwithstanding anything to the contrary herein, Ground Lessor and

Lessee agree that neither title to, nor ownership of, any Project Improvements then located on the Leased Property shall vest in Ground Lessor at the end of the initial term or any Extended Term if the Lease Term has been extended beyond such date by Lessee's exercise of one of the options provided in this
Section 2.01(b).

         (c)     The Lease Term shall mean and include the initial term under
Section 2.01(a) and any Extended Term(s) under Section 2.01(b).

         (d) Notwithstanding any provision hereof to the contrary, Ground Lessor and Lessee agree that this Agreement shall be deemed cancelled and shall have no further force or effect if the Commencement Date has not occurred on or before the Deadline Date, in which event neither party hereto shall have any liability to the other party hereto. Promptly following occurrence of the Commencement Date on or before the Deadline Date, the parties hereto shall confirm the Commencement Date by completing and executing a Commencement Date Agreement in the form of Exhibit C, attached hereto.

         2.02 Quiet Enjoyment. Ground Lessor covenants and agrees that Lessee, its successors and permitted assigns, shall peacefully and quietly have, hold and enjoy the Leased Property for the Lease Term, as extended, without hinderance or interruption by any person or entity whatsoever, subject to the full and timely performance of all of the covenants and conditions of this Agreement on Lessee's part to be performed hereunder.

         2.03    Easement Areas.

         (a) Ground Lessor hereby reserves, for the benefit of Ground Lessor and its successors, assigns, agents, employees, invitees, and contractors and as an appurtenance to the Adjacent Property, a perpetual, non-exclusive easement over and across Easement Area A for purposes of access directly between the Adjacent Property and the public way currently known as Georgia State Highway 151; provided, however, that Ground Lessor and such other persons shall be entitled to use the foregoing easement if, and only if, Easement Area B shall become unusable for access between the Adjacent Property and the public way currently known as Georgia State Highway 151 due to any act by the ground lessee under the Ground Lease between William H. H. Clark and Roddy J. H. Clark, as Lessor, and George B. Nalley, Jr. and Blake P. Garrett, Jr., as Trustee, dated July 19, 1985 and recorded in Deed Book 319, Page 378, Catoosa County, Georgia Deed Records.

         (b) Ground Lessor hereby reserves, for the benefit of Ground Lessor and its successors, assigns, agents, employees, invitees, and contractors and as an appurtenance to the Adjacent Property, a perpetual, non-exclusive easement over and across Easement Area C for purposes of access directly between the Adjacent Property and the public way currently known as Georgia State Highway 151; provided, however, that in the event that the northerly boundary line of Easement Area C, as described in Exhibit "B" hereto, is northerly of the northerly boundary line of the Driveway Entrance Area, as hereafter constructed, then Easement Area C shall be deemed to have been modified, for all purposes of the easement reserved under this Section 2.03(b) and without the necessity of any further act or writing, so that the northerly boundary of Easement Area C shall not be northerly of, and shall coincide with, the northerly boundary of the Driveway Entrance Area, as hereafter constructed.

         (c) Ground Lessor hereby covenants and agrees to maintain and keep in good repair Easement Area A and Easement Area C at Ground Lessor's expense. Ground Lessor shall indemnify Lessee for all liability arising from any and all deaths, bodily injuries, or property damage proximately caused by Ground Lessor's use of the easements reserved under Sections 2.03(a) and 2.03(b). In the event of any claim, demand, suit or proceeding with respect to which indemnity may be sought, Lessee shall give notice thereof to Ground Lessor and, within twenty (20) days thereafter, Ground Lessor shall advise Lessee of the extent, if any, to which Ground Lessor will contest the same, which Ground Lessor shall be entitled to do at its own expense through representatives of its own choice. Lessee may, but shall not be required to, at its expense, join in such contest through representatives of its own choice. To the extent that Ground Lessor (i) fails to give such advice within the period aforesaid, (ii) advises that it will not contest such claim, demand, suit or proceeding, or
(iii) fails to contest such claim, demand, suit or proceeding promptly, diligently, and in good faith, Lessee shall have the right at its discretion to pay, compromise or defend the same, in which event Ground Lessor shall further indemnify Lessee against its reasonable costs and legal expenses incidental thereto.

         (d) The easements reserved under Sections 2.03(a) and 2.03(b) shall run with title to the Adjacent Property and shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         (e) Simultaneously with the execution and delivery of this Agreement, Ground Lessor shall execute and deliver to Lessee, and shall cause George B. Nalley, Jr. and Blake P. Garrett, Jr., as Trustee, to execute and deliver to Lessee, the Nalley Grant of Easement.

         2.04    Rent.

         (a) Lessee covenants and agrees to pay to Ground Lessor annual Rent as follows:

                 (i) For each of the first three (3) Lease Years, the annual Rent shall be Twenty Thousand Four Hundred Seventy-Nine and 77/100 Dollars ($20,479.77).

                 (ii) For the fourth (4th) Lease Year, the annual Rent shall be equal to the product of (A) the Nominal Rent for the third
         (3rd) Lease Year multiplied by (B) a percentage equal to 100% plus the applicable CPI percentage increase, if any, or minus the applicable CPI percentage decrease, if any, in either case determined in accordance with Section 2.04(c) hereof.

                 (iii) For the fifth (5th) and each subsequent Lease Year during the initial term and any Extended Term, the annual Rent shall be equal to the product of (A) the annual Rent amount applicable to the immediately preceding Lease Year multiplied by (B) a percentage equal to 100% plus the applicable CPI percentage increase, if any, or minus the applicable CPI percentage decrease, if any, in either case determined in accordance with Section 2.04(c) hereof.

         (b) Nominal Rent for the second (2nd) and third (3rd) Lease Years shall be calculated in accordance with this Section 2.04(b). Nominal Rent shall be calculated and used solely for purposes of determining the actual annual Rent for the fourth (4th) Lease Year and shall not constitute actual annual Rent for the second (2nd) or third (3rd) Lease Year.

                 (i) For the second (2nd) Lease Year, the Nominal Rent shall be equal to the product of (A) the actual annual Rent for the first (1st) Lease Year multiplied by (B) a percentage equal to 100% plus the applicable CPI percentage increase, if any, or minus the applicable CPI percentage decrease, if any, in either case determined in accordance with Section 2.04(b)(iii) hereof.

                 (ii) For the third (3rd) Lease Year, the Nominal Rent shall be equal to the product of (A) the Nominal Rent amount applicable to the second (2nd) Lease Year multiplied by (B) a percentage equal to 100% plus the applicable CPI percentage increase, if any, or minus the applicable CPI percentage decrease, if any, in either case determined in accordance with Section 2.04(b)(iii) hereof.

                 (iii) For purposes of Sections 2.04(b)(i) and 2.04(b)(ii), the "applicable CPI percentage increase," if any, or the "applicable CPI percentage decrease," if any, for each Lease Year shall mean the quotient (expressed as a percentage) equal to (i) the difference obtained by subtracting (A) the CPI most recently published prior to the calendar month containing the first (1st) Day of the Lease Year immediately preceding the Lease Year for which Nominal Rent is being determined from (B) the CPI most recently published prior to the first
         (1st) Day of the Lease Year for which Nominal Rent is being determined (if the difference so obtained is negative, then the parties hereto acknowledge that this quotient will be an "applicable CPI percentage decrease") divided by (ii) the CPI most recently published prior to the calendar month containing the first (1st) Day of the Lease Year immediately preceding the Lease Year for which Nominal Rent is being determined.

         (c) For purposes of Section 2.04(a)(iii), the "applicable CPI percentage increase," if any, or the "applicable CPI percentage decrease," if any, for each Lease Year shall mean the quotient (expressed as a percentage) equal to (i) the difference obtained by subtracting (A) the CPI most recently published prior to the calendar month containing the first (1st) Day of the Lease Year immediately preceding the Lease Year for which annual Rent is being determined from (B) the CPI most recently published prior to the first (1st) Day of the Lease Year for which annual Rent is being determined (if the difference so obtained is negative, then the parties hereto acknowledge that this quotient will be an "applicable CPI percentage decrease") divided by (ii) the CPI most recently published prior to the calendar month containing the first (1st) Day of the Lease Year immediately preceding the Lease Year for which annual Rent is being determined.

         (d) The annual Rent for each Lease Year shall be payable in advance in equal monthly installments due on the Commencement Date and on the first (1st) day of each subsequent calendar month during the Lease Term; provided that Rent shall be prorated for any month or Lease Year in which this Agreement is not in effect for the entire month or Lease Year. No Rent shall accrue or be due prior to the Commencement Date.

         (e) Examples of Rent calculations are set forth in Exhibit E, attached hereto, for illustrative purposes only.

         2.05 Rent Payments. The payment of all Rent and all other sums owed to Ground Lessor under this Agreement shall be made payable to Ground Lessor and shall be delivered to Ground Lessor or to such agent or employee of Ground Lessor as may be designated subsequently in writing by Ground Lessor.

         2.06 Interest on Delinquent Rent. In the event that Lessee shall fail or refuse to pay any installment of Rent due to Ground Lessor under this Agreement within seven (7) Days after the due date thereof, Lessee shall pay to Ground Lessor interest at the Default Rate after such seven (7)-Day period and until such installment has been paid.

         2.07 Permissible and Required Uses of Leased Property. Lessee shall use the Leased Property for the Construction of the Project Improvements, for the operation of Lessee's business activities, and for any other lawful business purposes.

         2.08 Encroachments, Adverse Uses, and Occupancies Other than Lawful Rights Previously Granted. Lessee shall not do any act or thing or permit any act or thing to be done in or on the Leased Property that constitutes a public or private nuisance. Lessee, acting in its own name and behalf, shall be entitled to remove and cause the discontinuance of any and all encroachments, adverse uses, and occupancies in, to, and upon the Leased Property or any part thereof, other than those existing pursuant to rights granted herein or acknowledged hereby. Ground Lessor and Lessee understand and agree that if and when any such encroachment or encumbrance shall have been removed by judicial proceedings or otherwise, the use of those portions of the Leased Property previously subject thereto shall inure to the benefit of the Lessee to the same extent as the other portions of the Leased Property.

         2.09 Payment of Taxes and Assessments. Lessee shall bear, and shall pay to the public officer charged with collection of, all Taxes levied and assessed against the Leased Property before the same shall become delinquent, including, without limitation, those Taxes, if any, assessed against the leasehold interest therein and against the fee title and reversionary estate of Ground Lessor in the Leased Property. In the event any such Tax, special assessment, or other governmental charge may be paid in installments, Lessee shall be entitled to pay such amounts in installments; provided that any such taxes, special assessments, or other charges which are assessed during the term of this Agreement shall be fully discharged by Lessee prior to the expiration of the term, either in installments or by a lump sum payment. Lessee shall indemnify, save, and hold harmless Ground Lessor from the payment of any and all Taxes against the Leased Property and the property rights or interests granted to Lessee by this Agreement. Ground Lessor agrees to reasonably cooperate with Lessee in connection with the rendering of the Leased Property for taxation, including, but not limited to, reasonably cooperating with Lessee in connection with qualifying the Leased Property for any ad valorem tax exemptions, credits, reductions, or rebates which may be available with respect thereto. Taxes shall be prorated between Ground Lessor and Lessee with respect to the calendar years in which the Lease Term commences and terminates.

         2.10 Contest of Tax. If the imposition of any Tax shall be deemed by Lessee to be improper, illegal, or excessive, Lessee may, at its sole cost and expense and in its own name, dispute and contest said Tax, and in such event any such Tax need not be paid until adjudged to be valid, unless applicable law provides that such Tax must be paid prior to the determination of its validity; provided, however, Lessee shall first notify Ground Lessor in writing of such dispute and contest. If requested by Lessee, Ground Lessor shall reasonably cooperate with Lessee in connection with such contest at no cost or expense to Ground Lessor. Unless so contested, Lessee shall pay any Tax prior to delinquency, and if contested, Lessee shall pay any such Tax before the issuance of an execution on a final judgment with respect thereto.

         2.11 Payment of Utilities and Services. Lessee shall be responsible for and shall pay for all Utilities and services of whatever type, kind, or nature supplied to the Leased Property during the Lease Term, including, without limitation, any and all costs of installing and maintaining such Utilities.

         2.12 Compliance with Laws and Ordinances. Lessee shall conform to, obey, and comply with all present and future Laws that in any way affect the Leased Property, the use of the Leased Property, or any Construction being done on or to the Leased Property or in any way affecting this Agreement. Lessee shall not use, or suffer or permit to be used, the Leased Property or any portion thereof in violation of any Law or in any manner that will constitute a public or private nuisance or an unreasonable inconvenience to Ground Lessor or to any owner or occupant of any property adjacent to the Leased Property or any portion thereof. At its sole cost and expense, Lessee shall obtain all necessary building, construction, zoning, and occupancy permits or licenses in connection with the performance of any work or Construction by Lessee pursuant to this Agreement or otherwise on the Leased Property, and Lessee shall comply with all valid Laws affecting the same.

         2.13 Contest of Laws by Lessee. Lessee, in its own name and at its own cost and expense, shall have the right to contest the validity of any Law contemplated under Section 2.12 of this Agreement; provided, however, that Lessee shall pursue such contest in good faith and in accordance with applicable law and that Lessee first shall give Ground Lessor written notice of such contest. If requested by Lessee, Ground Lessor shall reasonably cooperate with Lessee in connection with such contest and, if necessary, Ground Lessor shall join therein for the purpose of permitting Lessee to pursue such contest so long as Lessee pays or reimburses Ground Lessor for any costs reasonably incurred by Ground Lessor in connection therewith.

         2.14 Discharge of Liens. Lessee shall remove and shall discharge, by filing of bond pursuant to the Official Code of Georgia or by other lawful means, and shall satisfy of record at Lessee's sole cost and expense any recorded lien, claim of lien, or other encumbrance affecting the Leased Property or any portion thereof and arising by reason of any labor, service, or materials furnished or claimed to have been furnished to or on behalf of Lessee, regardless of where such alleged work occurred; provided, however, that the foregoing covenant shall be inapplicable to any lien, claim of lien, or encumbrance arising out of any act, or alleged act, of Ground Lessor, its contractors, or subcontractors of any tier.

         2.15    Right of First Refusal - Purchase.

         (a)     Lessee shall have a right of first refusal under this Section
2.15 with respect to the arm's length, bona fide sale of the Project or any portion thereof or any interest therein (a "Sale") by Ground Lessor or Ground Lessor's successor-in-title (by virtue of any transaction other than a Sale) to the Project or any portion thereof or any interest therein (Ground Lessor or such successor being hereinafter referred to as "Offeror").

         (b) Prior to consummating a Sale to any person (other than Lessee) during the Lease Term, Offeror shall deliver to Lessee a written Sale offer (in the form of a Sale contract duly executed by Offeror) setting forth the purchase price and all other terms and conditions of the Sale which Offeror has contracted to make to a third party (collectively, the "Sale Offer Terms"), subject to Lessee's right of first refusal under this Section 2.15. If Lessee, by written instrument ("Acceptance Notice") delivered to Offeror within thirty
(30) Days after Lessee's receipt of the Sale Offer Terms, either accepts the Sale Offer Terms or offers to purchase the subject property upon terms and conditions no less favorable to Offeror than the Sale Offer Terms (the "Alternative Sale Offer Terms"), then Offeror and Lessee shall be deemed to have a binding contract for Lessee's purchase of the subject property from Offeror and shall consummate such purchase in accordance with the Alternative Sale Offer Terms, if any, and otherwise in accordance with the Sale Offer Terms, even if such consummation occurs after termination of the Lease Term.

         (c) If Lessee fails to deliver a timely Acceptance Notice to Offeror, then, for a period of one (1) year commencing on the date of Offeror's delivery of the Sale Offer Terms to Lessee, Offeror shall be entitled to consummate a Sale to a purchaser other than Lessee in accordance with Sale terms and conditions no more favorable to the purchaser than those terms and conditions contained in the Sale Offer Terms.

         (d) If a Sale to a purchaser other than Lessee is not consummated by Offeror in accordance with Section 2.15(c) hereof prior to the expiration of such one (1)-year period, then any proposed Sale of the subject property shall again be subject to the provisions of this Section 2.15.

         (e)     Definitions of initially capitalized terms in this Section
2.15 shall be limited to this Section 2.15.

         (f) The provisions of the last sentence of Section 2.15(b) shall survive the termination of the Lease Term.

         2.16    Right of First Refusal - Lease.

         (a) Lessee shall a right of first refusal under this Section 2.16 with respect to the arm's length, bona fide lease of the Project or any portion thereof or any interest therein (a "Lease") by Ground Lessor or Ground Lessor's successor-in-title to the Project or any portion thereof or any interest therein (Ground Lessor or such successor being hereinafter referred to as "Offeror").

         (b) Prior to consummating a Lease to any person (other than Lessee) during the Lease Term, Offeror shall deliver to Lessee a written Lease offer (in the form of a Lease contract duly executed by Offeror) setting forth the rental and all other terms and conditions of the Lease which Offeror has contracted to make to a third party (collectively, the "Lease Offer Terms"), subject to Lessee's right of first refusal under this Section 2.16. If Lessee, by written instrument ("Acceptance Notice") delivered to Offeror within thirty
(30) days after Lessee's receipt of the Lease Offer Terms, either accepts the Lease Offer Terms or offers to lease the subject property under terms and conditions no less favorable to Offeror than the Lease Offer Terms (the "Alternative Lease Offer Terms"), then Offeror and Lessee shall be deemed to have a binding contract for Lessee's Lease of the subject property from Offeror in accordance with the Alternative Lease Offer Terms, if any, and otherwise in accordance with the Lease Offer Terms, even if such consummation occurs after termination of the Lease Term.

         (c) If Lessee fails to deliver a timely Acceptance Notice to Offeror, then, for a period of one (1) year commencing on the date of Offeror's delivery of the Lease Offer Terms to Lessee, Offeror shall be entitled to consummate a Lease to a person other than Lessee in accordance with Lease terms and conditions no more favorable to the lessee than those terms and conditions contained in the Lease Offer Terms.

         (d) If a Lease to a person other than Lessee is not consummated by Offeror in accordance with Section 2.16(c) hereof prior to the expiration of such one (1)-year period, then any proposed Lease of the subject property shall again be subject to the provisions of this Section 2.16.

         (e)     Definitions of initially capitalized terms in this Section
2.16 shall be limited to this Section 2.16.

         (f) The provisions of the last sentence of Section 2.16(b) shall survive the termination of the Lease Term.

                                  ARTICLE III

                              PROJECT IMPROVEMENTS

         3.01 Right of Lessee to Construct Project Improvements. Lessee shall be entitled to perform the Construction, equipping, and furnishing of the Project Improvements on the Leased Property and to use the Leased Property for all purposes incidental thereto.

         3.02 Title to Leased Property and Project Improvements. Fee title to the Leased Property shall continue to vest in Ground Lessor or its successors at all times during the Lease Term, subject only to the leasehold interest and any additional rights and interests granted in this Agreement to Lessee. Nothing contained in this Agreement shall be construed to convey any legal or equitable title in the Leased Property to Lessee other than a leasehold interest subject to the terms and conditions of this Agreement. Title to the Project Improvements shall, during the Lease Term, vest in Lessee and shall, upon the termination of the Lease Term (including any Extended Terms), vest in Ground Lessor.


                                   ARTICLE IV

                    CONSTRUCTION REQUIREMENTS AND STANDARDS

         4.01 Construction at Cost of Lessee. Any and all Construction of Project Improvements shall be at the sole cost and expense of Lessee.

         4.02 Payment of Bills for Construction. Lessee covenants and agrees to pay, currently as they become due and payable, all bills for labor, materials, insurance, and bonds, and all fees of architects, engineers, contractors, subcontractors, surveyors, and all other costs and expenses incident to any Construction in or on the Leased Property or the Construction of the Project Improvements pursuant to this Agreement; provided, however, that Lessee may, in good faith, at its sole cost and expense and in its own name, dispute and contest any such bill, fee, cost or expense (excepting any recorded lien claim, which recorded lien must be satisfied, by bonding off or otherwise, pursuant to Section 2.14 of this Agreement), and in such event, any such item need not be paid until adjudged to be valid. Unless so contested by Lessee, all such items shall be paid by Lessee, and if contested, any such item shall be paid before the issuance of an execution on a final judgment with respect thereto.

         4.03 Surveys and As-Built Plans. As soon as practical after the substantial completion of Construction of Project Improvements, Lessee shall furnish to Ground Lessor, at Lessee's sole cost and expense, a set of final "As-Built" plans and specifications of the completed Project Improvements and a copy of a current, accurate, properly labelled, and certified plat of survey, prepared by a land surveyor qualified and registered with the State of Georgia, depicting to scale the exact location of the Project Improvements, and any other structures located in, on, or about the Leased Property, as the same has been constructed.

         4.04 Environmental Studies; Soil and Rock Tests. Lessee agrees that all necessary soil and rock tests and other appropriate environmental studies performed on the Leased Property shall be conducted at Lessee's sole cost and expense.

         4.05 Zoning and Building Permits. Lessee hereby assumes responsibility for obtaining any and all zoning and building permits, certificates of occupancy, licenses, and other permits required by any Law, for the Construction, occupancy, and operation of the Project Improvements. Ground Lessor agrees to cooperate with Lessee in efforts to obtain such permits, certificates, or licenses, provided Lessee shall reimburse any reasonable expenditures of Ground Lessor necessitated by such cooperation (including, without limitation, reasonable attorneys' fees and costs of litigation).
Lessee shall be responsible for Construction of the Project Improvements in accordance with all laws, rules, and regulations applicable to such Construction at the time of performance of such Construction.


                                   ARTICLE V

                    INDEMNIFICATION AND INSURANCE PROTECTION

         5.01 Indemnification. Throughout the Lease Term, as a material part of the consideration for this Agreement, Lessee agrees to be responsible for, and to indemnify and hold free and harmless Ground Lessor from and against, any and all liability, loss, cost, claim, demand, damage, or expense of any kind or nature whatsoever, including, without limitation, all attorneys' fees and costs of litigation incurred in defense of such claims (each and every such liability, loss, cost, claim, demand, damage, or expense being referred to collectively as "Loss" for the purposes of this Section 5.01), (a) which Loss shall be suffered or incurred by Ground Lessor subsequent to the date of this Agreement, and (b) which Loss arises from (i) any alleged negligent or other alleged tortious act on or about the Leased Property by Lessee or by Lessee's assigns, agents, employees, invitees, contractors, and subcontractors of any tier, or their partners, representatives, agents or employees, (ii) any alleged latent or patent defect in any Construction undertaken by Lessee pursuant to this Agreement, or (iii) any failure of Lessee to comply fully with the provisions of this Agreement. Notwithstanding any provision to the contrary contained in this Agreement, Ground Lessor agrees and acknowledges that Lessee's obligations to indemnify and hold harmless Ground Lessor and related parties under this Section 5.01 shall in no event extend to or include any Loss arising, in whole or in part, from any negligence or other tortious conduct on the part of Ground Lessor or Ground Lessor's agents, employees, invitees, contractors or subcontractors of any tier, or the successors or assigns of any of such parties.

         5.02 Insurance Protection. Beginning on the Commencement Date and thereafter throughout the Lease Term, at Lessee's cost and expense, Lessee shall obtain and maintain such commercial general liability insurance, all-risk property insurance, and other insurance coverage as may be reasonably prudent, in Lessee's business judgement, for the types of improvements and operations maintained by Lessee upon the Leased Property; provided that Lessee's commercial general liability insurance shall have annual aggregate combined single limits of not less than One Million Dollars ($1,000,000).

         5.03 Delivery of Insurance Policies. Lessee shall deliver to Ground Lessor valid certificates of all insurance policies required to be obtained and maintained by Lessee under this Agreement. Said valid certificates shall show that (i) such insurance is in full force and effect in accordance with the provisions of this Agreement and (ii) such insurance is non-cancelable without at least thirty (30) Days' prior written notice to Ground Lessor. Nothing contained in this Article V shall prevent Lessee from maintaining insurance of the kind and in the amounts provided for in this
Article V under a blanket insurance policy or policies that may cover other properties owned or operated by Lessee or Lessee's affiliates.

         5.04 Evidence of Payment of Premiums. Upon written request from Ground Lessor, Lessee shall furnish to Ground Lessor duplicate receipts for or other satisfactory evidence of the payment of all premiums on any and all insurance required to be carried by Lessee in accordance with this Agreement.


                                   ARTICLE VI

               MAINTENANCE AND OPERATION OF PROJECT IMPROVEMENTS

         6.01 Maintenance of Leased Property. Beginning on the Commencement Date and thereafter throughout the Lease Term, at Lessee's cost and expense, Lessee shall keep and maintain the Leased Property, all appurtenances thereto, and any and all buildings, other structures, improvements, and landscaping that may exist on, in, or be made a part of the Leased Property in good and sanitary order, condition, and repair, reasonable wear and tear excepted. Ground Lessor shall have no obligation, express or implied, to make any repair or alteration to the Project, to supply in any manner any services, utilities, maintenance, or insurance to or for the Project, or to make any expenditure of funds for any purpose whatsoever in connection with the Project.

         6.02 Maintenance of Utility Facilities. Beginning on the Commencement Date and thereafter throughout the Lease Term, Lessee (or the applicable Utility provider) shall be wholly responsible for maintaining all Utility facilities that service the Leased Property in good and operating condition and repair, including without limitation the water, sewer, gas, and electrical facilities.

         6.03 Foundations, Support Columns, and Other Structural Supports. Beginning on the Commencement Date and thereafter throughout the Lease Term, Lessee shall maintain in safe and structurally sound condition all portions of the Project Improvements and any additions to the Project Improvements that may be constructed in the future, including, without limitation, all foundations, support columns, and other structural supports.

         6.04 Casualty and Condemnation. In case of damage to or destruction of the Project Improvements (or any portion thereof) by fire or other casualty or in case of any taking or damaging of the Project (or any portion thereof or any interest therein) by exercise of the power of eminent domain (including, without limitation, the transfer of the Project or any portion thereof or any interest therein under threat of exercise of the power of eminent domain), Lessee may terminate this Agreement and the Lease Term as of a termination date specified in written notice given to Ground Lessor within ninety (90) Days after the date of such casualty or of such taking, damaging, or transfer; provided that such termination date is within 120 Days after the date of such casualty or of such taking, damaging, or transfer; and provided further that any applicable partial damage, destruction, taking or damaging, or transfer will render the remaining portion of the Project uneconomic or impractical for Lessee's intended proposes, as determined by Lessee in its reasonable and good faith business judgment. If Lessee so terminates this Agreement and the Lease Term, then Rent and any and all other amounts due from Lessee hereunder shall be prorated as of the date of such termination, and the Lease Term shall terminate as of such date. If Lessee is not entitled so to terminate, or does not so terminate, this Agreement and the Lease Term, then this Agreement shall continue in full force and effect, provided that:

         (a) the Rent shall be adjusted with respect to any permanent taking of a portion of the Leased Property by exercise of the power of eminent domain or by transfer under threat of the exercise of the power of eminent domain. Such adjustment shall be an annual Rent reduction equal to the product of the annual Rent amount determined in accordance with Section 2.04 hereof multiplied by a fraction whose numerator is the number of square feet of Leased Property so taken or transferred and whose denominator is the number of square feet of the original Leased Property (i.e., 58,772.87 square feet).

         (b) the Rent shall not be adjusted for any temporary taking or transfer, but Lessee shall be entitled to receive (and Ground Lessor is hereby required to assign and pay over to Lessee) all proceeds of any judicial award or other payment attributable to such temporary taking or transfer.

         6.05 Addition, Renovation, or Construction Anew of the Project Improvements. Lessee may, at any time and from time to time, (a) add to, or renovate, or otherwise alter or modify the Project Improvements or any portion or portions thereof or (b) demolish the then-existing Project Improvements and construct new Project Improvements on the Leased Property.


                                  ARTICLE VII

                         MORTGAGING OF LEASED PROPERTY

         7.01 Right To Mortgage Property. Lessee and each Permitted Assignee of Lessee, shall have the right to encumber its interest in the Leased Property, its right to use and occupy the Leased Property, the leasehold estate created hereby, all right, title, and interest in and to the Project Improvements, as well as in and to any and all other buildings at any time located on the Leased Property, and any other property so affixed to said land, buildings, or improvements as to be a part thereof and all rents, income, revenues, issues and profits now or hereafter incident or belonging to said leasehold estate and buildings and property, under any one or more Project Mortgages, as security for any indebtedness or obligation; provided that no Project Mortgagee or anyone that claims by, through, or under such Project Mortgage or instrument in the nature thereof shall by virtue thereof acquire any greater right in the Leased Property and in any Project Improvements thereon than Lessee then had under this Agreement. The execution and delivery of any such Project Mortgage, the transfer of the leasehold estate pursuant to any foreclosure (judicial or otherwise) thereof or any deed or assignment in lieu of foreclosure, or the disposition of the leasehold estate by the holder of such Project Mortgage shall not be deemed prohibited by any provisions hereof. Any Project Mortgage shall in all respects be and remain subordinate and inferior to Ground Lessor's rights, title, privileges and interests in and to the Leased Property, and neither Lessee nor any Permitted Assignee shall have the right to encumber in any manner Ground Lessor's fee simple title and reversionary interest in and to the Leased Property.

         7.02 Additional Modifications. Ground Lessor agrees to modify this Agreement from time to time for the purpose of incorporating herein such additional Project Mortgagee protective provisions as may be reasonably requested by any Project Mortgagee; provided such modifications do not result in a change in the payment of Rent hereunder, do not materially modify the obligations of Lessee hereunder, are not inconsistent with any of the terms and conditions of this Agreement in any material respect, and do not increase the financial risk or other obligations of or unduly burden Ground Lessor. Any additional modifications pursuant to this Section 7.02 shall be effected at no expense to Ground Lessor.

         7.03 Notices to Registered Mortgagees. In the event Lessee or any Permitted Assignee of Lessee shall encumber the Leased Property or any portion thereof or any interest therein with a Project Mortgage, and the Project Mortgagee shall register with Ground Lessor (and thus become a "Registered Mortgagee") by delivering to Ground Lessor a copy of the Project Mortgage certified by the Clerk or any Deputy Clerk of the Superior Court of Catoosa County, together with a written notice specifying the name and address of the Project Mortgagee, the pertinent recording data, and the term or duration of the Project Mortgage, then from and after the date of receipt by Ground Lessor of such registration and for the term or duration of said Project Mortgage, Ground Lessor shall, simultaneously with giving Lessee any notice under this Agreement, serve a copy of such notice upon all Registered Mortgagees, the serving of such notice upon each Registered Mortgagee entitled to the receipt thereof being a condition precedent to the effectiveness thereof with respect to such Registered Mortgagee. Upon request, Ground Lessor shall notify any Registered Mortgagee of the identity and address of Ground Lessor's agent, if any, for receipt of notice and payments hereunder, and such Registered Mortgagee shall be entitled to rely on such notice until such Registered Mortgagee is delivered a notice from Ground Lessor changing the identity and/or address of such agent. Notices sent and payments made in accordance with any such notice from Ground Lessor shall constitute notice and payment to all parties included within the term "Ground Lessor." Each Registered Mortgagee shall have the right to remedy or cause to be remedied any default complained of or request made by Ground Lessor, and Ground Lessor shall accept performance by or at the instigation of any Registered Mortgagee with the same force and effect as if Lessee had performed the action in question. Nothing contained herein shall be construed as imposing any obligation upon any Project Mortgagee so to perform or comply on behalf of Lessee.

         7.04 Limitation on Liability of Project Mortgagees. No Project Mortgagee shall be or become liable to Ground Lessor as an assignee of this Agreement or otherwise unless such Project Mortgagee expressly assumes by written instrument such liability (in which event the Project Mortgagee's liability shall be limited to the period of time it is the owner of the leasehold estate created hereby), and no assumption shall be inferred from or result from foreclosure or other appropriate proceedings in the nature thereof or as the result of any other action or remedy provided for by such Project Mortgage or other instrument or from a conveyance from Lessee pursuant to which the purchaser at foreclosure or grantee shall acquire the rights and interest of Lessee under the terms of this Agreement; provided that nothing in this Section 7.04 shall be deemed to prevent Ground Lessor from exercising its remedies in accordance with Article IX if the obligations of Lessee under this Agreement are not subsequently performed as provided in this Agreement. It is further agreed that no person acquiring title to, or other rights in, the Leased Property or this Agreement solely by virtue of the provisions of a Project Mortgage, collateral assignment, security agreement, or similar security instrument shall have any liability hereunder except as expressly provided in this Section 7.04, notwithstanding that such security instrument may provide for a present assignment of Lessee's rights hereunder to the acquiring person.

         7.05 Notice of Surrender and Amendment. Ground Lessor shall not accept any surrender of or agree to any termination of (except as provided in Section 9.02 hereof) or enter into any modification or amendment of this Agreement without the prior written consent thereto by all Registered Mortgagees, and any attempt so to do without such written consent shall be void and of no force or effect.

         7.06 Limitation on Number of Registered Mortgages. The rights granted a Registered Mortgagee in this Article VII shall not extend to more than two (2) such Registered Mortgagees at any one time and shall be exercisable by each Registered Mortgagee in accordance with the respective priorities of the Project Mortgages.


                                  ARTICLE VIII

                             SUBLEASING OF PROJECT

         8.01 Right To Sublease. Lessee shall have the right to sublease all or any portion or portions of the Project at any time and from time to time, provided that either: (a) Lessee maintains an office on the Leased Property; or (b) the use of the Leased Property under subleases is for professional or business offices. Nothing contained in this Section 8.01 shall be construed to relieve Lessee of its primary liability and responsibility for the performance of all of Lessee's obligations under this Agreement

         8.02    Rights Under Permitted Subleases.  No sublease permitted under
Section 8.01 shall entitle the applicable sublessee to further sub-sublease the premises which are subject to such permitted sublease.

         8.03 Limitation Upon Rights of Sublessees. Notwithstanding any other provisions of this Agreement or of any permitted sublease to the contrary, Ground Lessor's obligations to any sublessee in connection with the direct landlord/tenant relationship shall be no greater than Lessee has under the permitted sublease in question.

         8.04    Assignment by Lessee.  Without limiting the provisions of
Article VII hereof, this Agreement, the Leased Property (or any portion thereof or any interest therein), and the rights, privileges, obligations, and responsibilities of Lessee under this Agreement may be transferred or assigned, in whole or in part and from time to time, by Lessee without the prior written approval of Ground Lessor, provided that (a) the proposed assignee or transferee has the financial capability to comply with this Agreement at the time of the applicable assignment or transfer and (b) the proposed assignee or transferee agrees in writing to use the Leased Property for business or professional offices, with not less than 3,000 square feet of space within the Project Improvements being used as a full-service banking facility. It is further agreed that Ground Lessor's approval shall not be required for, and Lessee is hereby fully entitled to make, an assignment of this Agreement and Lessee's rights and interest hereunder, in whole or in part, to any financial institution or business entity which is acquiring, is being acquired by, is merging with, or is otherwise being consolidated with Lessee. A Permitted Assignee shall succeed to the rights of Lessee under this Agreement, subject, however, to all duties, covenants, and obligations of Lessee under this Agreement. Upon a permitted assignment by Lessee of all of Lessee's right, title, and interest in and to the Leased Property (or upon any further permitted assignment by a Permitted Assignee) in accordance with the requirements of this Section 8.04, Lessee (or said assigning Permitted Assignee) shall be released from any duties, covenants, or obligations under this Agreement arising out of or in connection with events occurring subsequent to the date of said permitted assignment, without the express approval of Ground Lessor.


                                   ARTICLE IX

                                    DEFAULTS

         9.01    Events of Default by Lessee.

         (a) An Event of Default shall be deemed to have occurred under this Agreement, if (i) Lessee shall fail or refuse to observe, perform, or comply with any of the provisions of this Agreement, whether by neglect, inadvertence, intent, or otherwise, or (ii) any warranty or representation of Lessee contained in this Agreement shall not be true and correct as of the date hereof and at all times during the term of this Agreement, and Lessee shall fail to cure any such Default (A) within ten (10) Business Days after written notice from Ground Lessor to Lessee in the case of a Monetary Default or (B) within thirty (30) Days after written notice from Ground Lessor to Lessee in the case of a Non-Monetary Default; provided, however, that in the case of a Non-Monetary

Default which cannot reasonably be cured within the aforesaid thirty (30) Day period, no Event of Default shall be deemed to exist and Ground Lessor may not exercise any of the remedies set forth in Section 9.02 hereof, unless and until Lessee shall have failed either (1) to commence action to effect such cure within said thirty (30) Day period or (2) to prosecute diligently and continuously such action until such Non-Monetary Default has been cured.

         (b) Neither bankruptcy, insolvency, assignment for the benefit of creditors, appointment of a receiver, nor any proceedings under any laws similar to the foregoing, shall constitute a Default hereunder or affect this Agreement so long as all covenants of Lessee are continued in performance by Lessee, its successors, or legal representatives, or by any Project Mortgagee.

         (c) Any notice given pursuant to this Section 9.01 shall identify the Default in question with reasonable particularity.

         9.02 Remedies. Upon the occurrence of an Event of Default and at any time thereafter prior to any curing of such Event of Default, and subject to the provisions of Section 9.03 below:

         (a) Ground Lessor may elect to terminate this Agreement by serving written notice on Lessee and on all Registered Mortgagees. Upon such termination by Ground Lessor, Lessee shall surrender possession of the Leased Property immediately, and Ground Lessor shall have the unconditional right to enter the Leased Property and to remove from the Leased Property the Lessee and any other entity who may be occupying the Leased Property or any part thereof through Lessee, other than sublessees under permitted subleases. Any such entry by Ground Lessor shall be made without waiving any other right which Ground Lessor may have against Lessee under this Agreement at law, in equity or otherwise. No entry upon or repossession of the Leased Property by Ground Lessor or through legal proceedings shall release Lessee from any liability for the payment of any Rent which is then delinquent under this Agreement or for the performance or fulfillment of any other term or condition which has then been breached under this Agreement.

         (b) Without terminating this Agreement, Ground Lessor may, but shall have no obligation to, relet the Leased Property, in whole or in part, without advertisement and by private negotiation, to any tenant or tenants satisfactory to Ground Lessor for any portion of the Leased Property or for the duration of the term of Lessee's leasehold interest in the Leased Property at such rental or rentals and under such terms and conditions as Ground Lessor in Ground Lessor's sole discretion may deem proper and advisable. Ground Lessor shall have the right to make alterations and repairs to the Leased Property and the Project Improvements in connection with such reletting. In the event that Ground Lessor relets the Leased Property to another tenant:

                 (i) Lessee shall be immediately liable to pay to Ground Lessor, in addition to any sums due under this Agreement, the costs and expenses of such reletting and of such alterations and repairs incurred by Ground Lessor; and

                 (ii) Rents received by Ground Lessor from such reletting shall be applied as follows: (a) first, to the payment of any costs and expenses of such reletting and of such alterations and repairs, (b) second, to the payment of Rent due and unpaid under this Agreement, and (c) the residue, if any, shall be held by Ground Lessor in escrow and applied to the payment of Rent as the same becomes due under this Agreement and, if any balance then remains, the same shall be paid to Lessee at the termination of this Agreement. Ground Lessor shall in no event be liable to Lessee for any interest on said residue. No reletting of the Leased Property shall release Lessee from any liability for the payment of any Rent under this Agreement or for the performance or fulfillment of any other term or condition provided in this Agreement; provided, however, in no event shall Lessee's liability hereunder be increased or extended by reason of any action or inaction of any party in possession of the Leased Premises by means of this Section 9.02.

         (c) If Lessee fails to procure any insurance required to be procured by Lessee under this Agreement or fails to pay any premium for said insurance, any Tax, any utility charges, or any other liquidated sum required to be paid by Lessee under this Agreement, Ground Lessor may, in Ground Lessor's sole discretion, elect to procure on behalf of Lessee any such insurance and/or pay on behalf of Lessee any such payment or payments as Ground Lessor may deem necessary. Any sum or sums so paid or expended by Ground Lessor on behalf of Lessee shall be reimbursed and repaid by Lessee within thirty (30) Days after Lessee's receipt of demand for reimbursement and written proof that such sum or sums have been paid.

         9.03    Registered Mortgagee's Right To Cure Default.

         (a) Ground Lessor, upon providing Lessee with any Default Notice, shall at the same time provide a copy of such notice to every Registered Mortgagee. From and after the date of the Default Notice, each Registered Mortgagee shall have the same period as is given to Lessee to remedy, commence remedying, or cause to be remedied the Default specified in any such Default Notice. Ground Lessor shall accept such performance by or at the instigation of any such Registered Mortgagee as if the same had been done by Lessee. Lessee authorizes each Registered Mortgagee to take any such action at such Registered Mortgagee's option and does hereby authorize entry upon the Leased Property by the Registered Mortgagee(s) for such purposes.

         (b) Anything contained in this Lease to the contrary notwithstanding, if any Default shall occur which entitles Ground Lessor to terminate this Agreement (whether following the expiration of an applicable grace period or otherwise), Ground Lessor shall have no right to so terminate this Agreement unless, following the expiration of the period of time given Lessee to cure such default, Ground Lessor shall notify each Registered Mortgagee of Ground Lessor's intent so to terminate ("Notice of Termination") at least thirty (30) Days in advance of the proposed effective date of such termination if such Default is a Monetary Default, and at least forty-five (45) Days in advance of the proposed effective date of such termination if such Default is a Non-Monetary Default. The provisions of this Section 9.03(b) shall apply if, during such thirty (30) or forty-five (45) Day period, any such Registered Mortgagee shall:

                 (i) notify Ground Lessor of such Registered Mortgagee's desire to nullify such notice, and

                 (ii) pay or cause to be paid all Rent, insurance premiums, and other payments then due and in arrears as specified in the Default Notice delivered to such Registered Mortgagee and, in addition, agree to pay or cause to be paid all Rent, insurance premiums and other payments which may become due during such thirty (30) or forty-five (45) Day period, and

                 (iii) comply or in good faith, with reasonable diligence and continuity, commence or comply with all nonmonetary requirements of this Agreement then in default and reasonably susceptible of being complied with by such Registered Mortgagee; provided however, that such Registered Mortgagee shall not be required during such forty-five (45) Day period to cure or commence to cure any Default consisting of Lessee's failure to satisfy and discharge any lien, charge or encumbrance against the Lessee's interest in this Lease or the Leased Premises junior in priority to the lien of the mortgage held by such Registered Mortgagee.

         (c) If (I) the Default giving rise to the Default Notice shall not have been cured, (II) Ground Lessor shall elect to terminate this Agreement by reason of any Default of Lessee and (III) a Registered Mortgagee shall have
(aa) paid or caused to be paid all sums described in subparagraph (b)(ii) of this Section 9.03 and (bb) complied or commenced to comply with all nonmonetary requirements of this Agreement then in default and reasonably susceptible of being complied with by such Registered Mortgagee, the specified date for the termination of this Agreement as fixed by Ground Lessor in its notice shall be extended for a period of ninety (90) Days, provided that such Registered Mortgagee shall, during such ninety (90)-Day period:

                 (i) pay or cause to be paid the Rent, insurance premiums, and other monetary obligations of Lessee under this

Agreement as the same become due, and continue its good faith efforts to perform all of Lessee's other obligations under this Agreement, excepting (A) obligations of Lessee to satisfy or otherwise discharge any lien, charge or encumbrance against Lessee's interest in this Agreement or the Leased Property junior in priority to the lien of the Mortgage held by such Registered Mortgagee and (B) past non-monetary obligations then in default and not reasonably susceptible of being cured by such Registered Mortgagee; and

                 (ii) if not enjoined or stayed, take steps to acquire or sell Lessee's interest in this Agreement and the Leased Property by foreclosure of the Project Mortgage or other appropriate means and prosecute the same to completion with due diligence.

         (d) If at the end of such ninety (90)-Day period such Registered Mortgagee is complying with subparagraph (c)(i), this Agreement shall not then terminate, and the time for completion by such Registered Mortgagee of its proceedings shall continue so long as such Registered Mortgagee is enjoined or stayed and thereafter for so long as such Registered Mortgagee proceeds to complete steps to acquire and sell Lessee's interest in the Agreement and the Leased Property by foreclosure of the Mortgage or by other appropriate means, with reasonable diligence and continuity. Nothing in this Section 9.03, however, shall be construed to extend this Agreement beyond the original term hereof, as extended, nor to require a Registered Mortgagee to continue such foreclosure proceedings after the Default has been cured. If the Default shall be cured and the Registered Mortgagee shall discontinue such foreclosure proceedings, this Agreement shall continue in full force and effect as if Lessee had not defaulted under this Agreement.

         (e) In the event of the termination of this Agreement for any reason, including, without limitation, any disaffirmance of this Agreement by any trustee of Lessee in bankruptcy, Ground Lessor shall, in addition to providing the applicable Default Notices and Notice of Termination as required by subparagraphs (a) and (b) above, provide each Registered Mortgagee with written notice that the Agreement has been terminated, together with a statement of all sums which would at that time be due under this Agreement but for such termination, and of all other Defaults, if any, then known to Ground Lessor. Ground Lessor agrees to enter into a new lease ("New Lease") of the Leased Property with a Registered Mortgagee or its designee for the remainder of the term of this Agreement, effective as of the date of termination, at the rent, and upon the terms, covenants, and conditions (including all options to extend, but excluding requirements which are not applicable or which have already been fulfilled) of this Agreement, provided:

                 (i) Such Registered Mortgagee has given or gives written notice to Ground Lessor of its desire to enter into such New Lease as of the effective date of the termination of this Agreement prior to the date which is forty-five (45) Days after receipt by such Registered Mortgagee of Ground Lessor's Notice of Termination as provided for in subparagraph (b) above. Notwithstanding that the Agreement may terminate prior to the expiration of the forty-five (45)-Day period provided for in subparagraph (a) above, Ground Lessor agrees that it will not, during any such forty-five (45) Day period, enter into any other lease of the Leased Property or any part thereof so long as such Registered Mortgagee had advised Ground Lessor within ten (10) Business Days after its receipt of the Notice of Termination that such Registered Mortgagee will pay or reimburse Ground Lessor for all Rent and other amounts which would have been payable hereunder during such forty-five (45)
Day period if the termination in question had not occurred.

                 (ii) Such Registered Mortgagee or its designee shall pay or cause to be paid to Ground Lessor at the time of the execution and delivery of such New Lease any and all sums which would at the time of execution and delivery thereof be due pursuant to this Agreement but for such termination and, in addition thereto, all reasonable expenses, including reasonable attorneys' fees, which Ground Lessor shall have incurred by reason of such termination and the execution and delivery of the New Lease and which have not otherwise been received by Ground Lessor from Lessee or other party in interest under Lessee, including without limitation the costs of complying with the provision of subparagraph (e) (iv) of this Section 9.03. In the event of a controversy as to the amount to be paid to Ground Lessor pursuant to this subparagraph (e)(ii), the payment obligation shall be satisfied if Ground Lessor shall be paid the amount not in controversy, and the Registered Mortgagee or its designee shall agree to pay any additional sum ultimately determined to be due plus interest at the rate specified in Section 11.07 hereof, and such obligation shall be secured to Ground Lessor's reasonable satisfaction.

                 (iii) Such Registered Mortgagee or its designee shall agree to remedy any of Lessee's Defaults of which said Registered Mortgagee was notified by Ground Lessor's Notice of Termination and which were reasonably susceptible of being so cured by such Registered Mortgagee or its designee.

                 (iv) Any New Lease made pursuant to this subparagraph (e) shall be prior to any mortgage, deed to secure debt, or other lien, charge, or encumbrance on the fee of the Leased Property, and the Lessee under such New Lease shall have the same right, title, and interest in and to the Leased Property and the buildings and improvements thereon as Lessee had under this Agreement. Upon execution of any New Lease, Ground Lessor shall convey to the Lessee, without additional charge therefor, all right, title, and interest which Ground Lessor may have in any buildings or other improvements which may then be located upon the Leased Property, other than Ground Lessor's reversionary interest therein upon the expiration or other termination of the New Lease.

         (f) Nothing herein contained shall require any Registered Mortgagee or its designee to cure any Non-Monetary Default that is not reasonably susceptible of being cured by such Registered Mortgagee or its designee in order to exercise any of its rights pursuant to subparagraphs (a) or (b) of this Section 9.03, or as a condition to its right to require execution of the New Lease provided for by subparagraph (e) of this Section 9.03, including, but not limited to, a breach of any representation or warranty set forth in Section 10.02 hereof.

         (g) If more than one Registered Mortgagee shall request a New Lease pursuant to subparagraph (e) above, Ground Lessor shall enter into such New Lease with the Registered Mortgagee whose Project Mortgage is prior in lien (or with the designee of such Registered Mortgagee).

         9.04 No Waiver of Rights. No failure by either party hereto to insist upon the strict performance of any of the terms of this Agreement or to exercise any right or remedy upon a Default hereunder, no acceptance by such party of partial performance, and no custom or practice of the parties hereto at variance with the provisions hereof shall constitute a waiver of any such Default or of any of the terms of this Agreement or a waiver of either party's right to demand exact compliance with the provisions contained in this Agreement. None of the terms of this Agreement to be kept, observed, or performed by either party and no breach thereof shall be waived, altered, or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Agreement, but either of the terms of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach hereunder. No waiver of any default hereunder by either party shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express shall affect any default other than the default specified in the express waiver for the time and to the extent therein stated. One or more waivers shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

         9.05 Rights Are Cumulative. All rights, powers, privileges, and remedies conferred by this Agreement upon Ground Lessor and Lessee shall be cumulative and shall be deemed additional to any and all of the remedies to which either party may be entitled in law, in equity, or otherwise, unless specifically and expressly limited by the provisions of this Agreement. Either party shall have the right to restrain by injunction any violation or threatened violation of any of the terms covenants, or conditions of this Agreement and by decree to compel performance of any such terms, covenants, or conditions, it being agreed by Lessee and

Ground Lessor that the remedy at law for any breach of such term, covenant or condition (except those, if any, requiring the payment of a liquidated sum or damages in accordance with express provisions of this Agreement) is not adequate.

         9.06 Inspection of Leased Property by Ground Lessor. Ground Lessor, its authorized representatives, agents, employees, and attorneys may, but shall be under no duty to, enter the Leased Property (but not the interior of the Project Improvements without Lessee's prior approval, which approval shall not be unreasonably withheld or delayed) at reasonable times and hours, subject to the rights of sublessees in possession, if any, to inspect the Leased Property in order to determine whether Lessee is complying with Lessee's undertakings, duties and obligations under this Agreement; provided, however, that any such inspection shall not be deemed or construed as a waiver of or approval of any Event of Default under this Agreement existing at the time of the inspection about which Ground Lessor does not complain or give notice to Lessee following an inspection; and provided further that in no event shall any such inspection by Ground Lessor be deemed or construed to be the assumption by Ground Lessor of any of Lessee's obligations under this Agreement, including, without limitation, the obligation to maintain the Leased Property in a safe and secure manner and in a state of good repair.


                                   ARTICLE X

                         REPRESENTATIONS AND WARRANTIES

         10.01 Representations and Warranties of Ground Lessor. As material inducements to Lessee to enter into this Agreement, Ground Lessor represents and warrants to Lessee as follows:

         (a) Ground Lessor has the requisite capacity and authority to enter into this Agreement, to carry out Ground Lessor's obligations hereunder, and to grant to Lessee a leasehold interest in the Leased Property with the terms and conditions hereof. Ground Lessor's fee simple title to the Leased Property and Ground Lessor's grant of a leasehold interest and estate for years hereunder are free and clear of all liens and encumbrances, except for those matters set forth in Exhibit "D", attached hereto.

         (b) As of the date of this Agreement, there are no actions, suits, or proceedings pending in any court or before any governmental agency, domestic or foreign, except as have been disclosed to Lessee in writing on or prior to the date of this Agreement, which actions, suits, or proceedings, if adjudicated adversely to Ground Lessor, would preclude Ground Lessor's entering into the transactions required by this Agreement.

         (c) Neither the execution and delivery of this Agreement nor performance by Ground Lessor in compliance with the terms of this Agreement will result in a violation of any Law.

         (d) No consent or approval (other than consents or approvals obtained prior to Ground Lessor's execution of this Agreement) is required by virtue of the execution hereof by Ground Lessor or the consummation by Ground Lessor of any of the transactions and obligations contemplated herein to avoid a violation of, or breach of or a default under, or the creation of a lien on the Leased Property pursuant to, the terms of any regulation, order, decree or award of any court or governmental agency or any lease, contract, mortgage, note or other instrument to which Ground Lessor is a party or by which Ground Lessor is bound or to which Ground Lessor or any of its property is subject.

         (e) Neither any portion of the leased premises under that certain Lease between William H. H. Clark and Roddy J. H. Clark, as lessors, and George
B. Nalley, Jr. and Blake P. Garrett, Jr., as Trustee, as lessees, dated July 19, 1985 and recorded in Deed Book 319, Page 378, Catoosa County, Georgia Deed Records, as the same may have been amended (including, without limitation, any enlargement of the leased premises pursuant to Section 3 of said Lease) (the "Nalley Lease"), nor any easement or other right granted pursuant to any provision of the Nalley Lease (including, without limitation, Section 11.3 thereof) encroaches upon the Leased Property or otherwise conflicts with Lessee's rights and interest under this Agreement.

         (f) Each and every representation and warranty by and of Ground Lessor contained in this Agreement is true and correct as of the date of this Agreement.

         10.02 Representations and Warranties of Lessee. As material inducements to Ground Lessor to enter into this Agreement, Lessee represents and warrants to Ground Lessor as follows:

         (a) Lessee has the requisite power and authority to enter into this Agreement, to carry out its obligations hereunder, and to lease from Ground Lessor the Leased Property in accordance with the terms and conditions hereof.

         (b) This Agreement has been duly executed by duly authorized officers of Lessee.

         (c) Lessee is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia.

         (d) As of the date hereof, there are no actions, suits, or proceedings pending or, to the knowledge of Lessee, threatened against, by, or affecting Lessee in any court or before any governmental agency, domestic or foreign, that question the validity of this Agreement or of any action to be taken by Lessee in connection with this Agreement or that might prevent or impede Lessee's consummation of the transactions contemplated by this Agreement, except as have been disclosed to Ground Lessor in writing on or prior to the date of this Agreement.

         (e) Neither the execution and delivery of this Agreement nor performance by Lessee in compliance with the terms of this Agreement will result in a breach of the terms and conditions of or constitute a default under the certificate of incorporation and bylaws of Lessee or of any agreement, instrument, undertaking, governmental order, or other restriction or obligation to which Lessee is a party or by which Lessee or its properties or assets are bound.

         (f) No consent or approval which has not otherwise been obtained is required by virtue of the execution hereof by Lessee or the consummation by Lessee or any of the transactions and obligations contemplated herein to avoid a violation or breach of or a default under or the creation of a lien on assets of Lessee pursuant to the terms of any regulation, order, decree, or award of any court or governmental agency or any lease, contract, mortgage, note or any other instrument to which Lessee is a party or by which Lessee is bound or to which Lessee or any of its property is subject.

         (g) Each and every representation and warranty by and of Lessee contained in this Agreement is true and correct as of the date hereof and shall be and remain true and correct during the express term of any particular warranty set forth in this Agreement.


                                   ARTICLE XI

                                 MISCELLANEOUS

         11.01 Estoppel Certificates. Ground Lessor and Lessee shall execute, acknowledge, and deliver to the other promptly upon written request a certificate certifying any of the following as requested:

         (a) Validity of Agreement: That this Agreement is unmodified and in full force and effect (or, if there have been modifications, that this Agreement is in full force and effect, as modified, and stating the modifications);

         (b) Project Mortgages: (i) That each Project Mortgagee, if any, in existence as of the date of said certificate has entered into an agreement with Ground Lessor pursuant to Section 7.02 of this Agreement and (ii) as to a certificate from Lessee (a) the Project Mortgage(s) open and unsatisfied according to the Deed

Records of Catoosa County as of the date of said certificate and (b) the then outstanding amount of indebtedness secured by each such Project Mortgage; and

         (c) Defaults: That no notice has been given by Ground Lessor to Lessee or by Lessee to Ground Lessor of any Default under this Agreement that has not been cured and to the best of its knowledge and belief no Default exists (or, if such exists, describing the same).

         Certificates from Ground Lessor and Lessee pertaining to the aforesaid matters may be relied upon by an existing or prospective Project Mortgagee or by any prospective assignee of any interest under this Agreement or by any prospective lessee or sublessee as to all or any portion of the Leased Property. No certificate issued hereunder, however, shall be deemed to affect the rights and obligations of Ground Lessor and Lessee between themselves under this Agreement.

         11.02 Assignment by Ground Lessor. Ground Lessor may transfer or assign the Leased Property and thereby transfer and assign its obligations and rights under this Agreement, provided that any such assignment shall be expressly made subject to the terms and conditions of this Agreement and Lessee's rights hereunder. An assignee of Ground Lessor shall succeed to the rights of Ground Lessor under this Agreement, subject, however, to all duties, covenants and obligations of Ground Lessor under this Agreement. Upon a transfer by Ground Lessor of all of Ground Lessor's right, title, and interest in and to the Leased Property (or upon such a complete transfer by a successor-in-title) in accordance with the requirements of this Section 11.02, Ground Lessor (or said successor-in-title) shall not be released from any obligations arising under this Agreement prior to the date of said transfer unless said obligations are assumed by the assignee with the prior written consent of Lessee.

         11.03 Reaffirmation. Ground Lessor and Lessee agree that upon the request of either party the other party shall execute and deliver such instruments, documents, and agreements as are reasonable to acknowledge, reaffirm, vest, or revest in Ground Lessor or Lessee, or any permitted assignee or permitted transferee of either, in whole or in part, this Agreement and any rights hereunder.

         11.04 No Third Party Beneficiary. In no event and under no circumstances whatsoever shall the rights herein granted, or to be granted in the future pursuant to this Agreement, to or for the benefit of Ground Lessor or Lessee be deemed to be for the benefit of the public. Said rights and interests herein granted to or for the benefit of Ground Lessor or Lessee may be altered, amended, modified, cancelled, terminated, and otherwise dealt with by means of an instrument or instruments executed solely by Ground Lessor and Lessee, their respective successors and assigns. Except as expressly provided for herein with respect to Registered Mortgagees, no individual or entity that is not a signatory to this Agreement (other than successors and permitted assigns of the signatories of this Agreement) shall have any rights or privileges under or arising out of this Agreement, nor shall any person or entity that is not a signatory to this Agreement otherwise be deemed a third party beneficiary of this Agreement.

         11.05 Covenants and Easements Run With Land. Each of the provisions of this Agreement shall apply to, extend to, be binding upon, and inure to the benefit or detriment of the parties hereto, their respective successors, successors-in-title, and assigns and shall be deemed and treated as covenants real running with the Leased Property. Whenever a reference to Ground Lessor or Lessee is made in this Agreement, such reference shall be deemed to include the legal representatives, successors, successors-in-title, and assigns of said party, as if the same is in each case expressed.

         11.06 No Joint Venture or Partnership. Nothing contained in this Agreement shall be construed to create the relationship between Ground Lessor and Lessee of principal and agent, of mortgagee and mortgagor, of partners, of joint venturers, or of any association with each other or, except as is expressly provided in this Agreement, so as to render either of the parties liable for the debts or obligations of the other. Notwithstanding the foregoing, in the event the parties are at any time deemed principal and agent, mortgagee and mortgagor, joint venturers, or partners with respect to other persons, each party hereto shall indemnify and hold the other party harmless with respect to any loss, damage, liability, or expense (including, without limitation, attorneys' fees) incurred by such other party because of the acts and/or omissions of the party causing such loss, damage, liability, or expense.

         11.07 Interest on Unpaid Amounts. Except as otherwise provided herein, any sums that are payable to Lessee by Ground Lessor or to Ground Lessor by Lessee under this Agreement, which sums are not paid to Ground Lessor or Lessee when due, shall bear interest at the Default Rate from the due date thereof to the date of payment of the same, provided that in the event that the Default Rate at any time exceeds the highest rate of interest allowed by law, then the applicable interest rate shall be the highest allowed by law.

         11.08 Notices. Except as may be expressly set forth in this Agreement to the contrary, every notice, demand, request, consent, approval or other communication required or permitted to be given to any party hereto pursuant to the terms of this Agreement must be in writing and shall be deemed to be given, delivered or received when delivered by courier or overnight delivery service, or three

(3) Business Days after the time the same shall have been deposited, postage prepaid, by certified United States mail, return receipt requested, addressed as follows:

         Ground Lessor:           Messrs. William H. H. Clark
                                    and Roddy J. H. Clark
                                  P.O. Box 8
                                  332 Robin Road
                                  Ringgold, GA  30736

                                  With a copy to:
                                  Mr. Roddy J. H. Clark
                                  230 Dapplegate Way
                                  Alpharetta, GA 30202

         Lessee:                  Gateway Bank & Trust
                                  5102 Alabama Highway
                                  P.O. Box 129
                                  Ringgold, GA  30736
                                  Attention:  Chief Financial Officer

or to such other address as any such party may from time to time designate by notice to the other party.

         11.09 Entire Agreement. In the making, execution, and delivery of this Agreement, neither party has been induced by any representations, statements, covenants or warranties made by the other party or its agents except those expressly set forth herein. This Agreement constitutes the full, complete, and entire Agreement between and among the parties hereto. No agent, employee, officer, representative or attorney of the parties hereto has the authority to make, or has made, any statement, agreement, representation, on contemporaneous agreement, oral or written, in connection herewith modifying, adding to or changing the provisions of this Agreement. No amendment of this Agreement shall be binding or effective unless such amendment shall be in writing, signed by both Ground Lessor and Lessee.

         11.10 Time is of Essence. All time limits stated in this Agreement are of the essence of this Agreement.

         11.11 No Further Obligation. Except for the express obligations set forth in this Agreement, nothing contained in this Agreement shall be deemed or construed (i) to require either party hereto to do or to permit anything to be done, (ii) or to expose such party to any contractual liability to any party, person, or entity whatsoever, or (iii) to impose upon such party any contractual obligation or commitment of any kind whatsoever.

         11.12 Georgia Law Applied. This Agreement shall be governed, construed, performed, and enforced in accordance with the laws of the State of Georgia.

         11.13 Partial Invalidity. In the event any provision or any provision of this Agreement, or the application thereof to any person or circumstances, shall to any extent be held invalid or unenforceable, the remainder of this Agreement, or the application of such remaining provisions or remaining portion of said provision, to any other person or circumstances shall not be affected thereby. Said remainder shall continue in full force and effect and shall be valid and enforceable to the fullest extend permitted by law.

         11.14 Section Captions Disregarded. The captions of the numbered sections of this Agreement are for purposes of identification and convenience only. Said captions shall not be considered or referred to in resolving questions of interpretation and construction of this Agreement and shall not be deemed to add to or subtract from the meaning of the content of any Section of this Agreement.

         11.15 Exhibits. Each exhibit referred to in this Agreement has been examined and approved by the parties and forms an essential part of this document. Any exhibits not physically attached hereto should nonetheless be treated as if such exhibits were a part of the typed language of this Agreement.

         11.16 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original instrument, and such counterparts together shall constitute one and the same instrument.

         11.17 All Genders and Numbers Included. Whenever the singular or plural number or masculine, feminine, or neuter gender is used in this Agreement, it shall equally apply to, extend to, and include the other.

         11.18 Survival of Provisions. All of the covenants, agreements, representations, and warranties contained in this Agreement shall, notwithstanding any inspections or investigations made by or on behalf of either party hereto, survive (i) the execution and delivery of this Agreement and all other documents or agreements at any time executed or delivered under, pursuant to, or by reason of this Agreement, (ii) the payment of any and all sums of money made under, pursuant to, or by reason of this Agreement, and
(iii) the termination or suspension of this Agreement, in whole or in part, by reason of any breach or violation of or default under this Agreement by either party.

         11.19 Public Easements. If at any time during the term Lessee determines that it is necessary or advantageous to grant to any public authority, utility company, or other third party any easements of any kind under, over or across the Leased Property or any portion thereof, Lessee shall be entitled to grant such easements and, at Lessee's request, Ground Lessor agrees that it will join in granting any such easement. Ground Lessor agrees that at Lessee's request Ground Lessor will execute any easements or other instruments or documents in a form and substance reasonably acceptable to Ground Lessor, which may be required by Lessee, any public authority, utility company, or other party in connection with any of the foregoing.

         11.20 No Merger. So long as any Project Mortgage is in existence, unless all Project Mortgagees shall otherwise expressly consent in writing, the fee title to the Leased Property and the leasehold estate of Lessee therein created by this Agreement shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said leasehold estate by Ground Lessor or by Lessee or by a third party, by purchase or otherwise.

         11.21 One-Mile Restriction. Prior to the third (3rd) anniversary of the date on which Lessee first opens its banking office on the Leased Property for business with the public, Ground Lessor shall not sell, lease, license, or rent, nor shall Ground Lessor permit either of the individuals comprising Ground Lessor to sell, lease, license, or rent, nor shall Ground Lessor permit any relative of, or any business entity controlled by, either or both of the individuals comprising Ground Lessor to sell, lease, license, or rent, any real property to a bank or other financial institution (other than Lessee), which real property is located, wholly or partially, within one (1) mile of any portion of the Leased Property.

         11.22 Memorandum of Ground Lease Agreement. The full text of this Agreement shall not be recorded by either party. Upon the written request of either Ground Lessor or Lessee, the parties shall execute and deliver a Memorandum of Ground Lease Agreement, in substantially the form of Exhibit F, attached hereto, for recording at the expense of the requesting party.

         11.23 Termination of Option Agreement. The Option Agreement is hereby terminated and shall have no force or effect. This Agreement supersedes the Option Agreement in all respects, regardless of any inconsistencies between this Agreement and the Option Agreement.

         IN WITNESS WHEREOF, Ground Lessor and Lessee duly executed this Agreement under seal, effective as of the day and year first above set forth.

As to Ground Lessor, signed,                      GROUND LESSOR:
sealed and delivered in the                       RINGGOLD MINING AND MANUFACTURING
presence of:                                      COMPANY, INC.


/s/ Harle B. Green                                By:  /s/ Roddy J.H. Clark
--------------------------------------                 ------------------------------------------
Unofficial Witness                                     Name:  Roddy J.H. Clark
                                                       Title: President

/s/ Linda Smith                                   ATTEST:  /s/ William H.H. Clark
--------------------------------------                     --------------------------------------
Notary Public                                              Name:  William H.H. Clark
                                                           Title: Secretary

My Commission Expires:
Notary Public, Walker County, Georgia
My Commission Expires June 25, 1999
-------------------------------------
[NOTARY SEAL]                                                       [CORPORATE SEAL]

As to Lessee, signed, sealed                      LESSEE:
and delivered in the presence
of:                                               GATEWAY BANK & TRUST

/s/ Harle B. Green
Unofficial Witness                                By:    /s/ Robert G. Peck
-------------------------------------                    ---------------------------------------
                                                         Name:  Robert G. Peck
                                                         Title: President
/s/ Linda Smith
-------------------------------------
Notary Public
                                                  ATTEST:   /s/ Boyd M. Steele
                                                            ------------------------------------
My Commission Expires:                                      Name:  Boyd M. Steele
Notary Public, Walker County, Georgia                       Title: Secretary
My Commission Expires June 25, 1999
--------------------------------------
[NOTARY SEAL]                                                    [CORPORATE SEAL]

                                  EXHIBIT "A"
                      LEGAL DESCRIPTION OF LEASED PROPERTY

All that tract or parcel of land lying and being in Land Lot 172, 28th District and 3rd Section of Catoosa County, Georgia and being Lot R-3-1 of the Town of Ringgold being more particularly described as per plat by Thomas A. Dobson, Georgia Registered Land Surveyor dated May 15, 1996 as follows:

BEGINNING at a point which is on the west right-of-way line of Georgia State Highway 151, which is 485.15 feet south (as measured along the west right-of-way line of Georgia State Highway 151) from the south right-of-way line of U.S. Highway 41; thence continuing southwardly along the west right-of-way line of Georgia State Highway 151 the following courses and distances: south 11 degrees 45 minutes 00 seconds west 35.0 feet to a point; south 11 degrees 45 minutes 00 seconds west 103.3 feet to a point; south 11 degrees 45 minutes 00 seconds west 30.0 feet to a point; south 11 degrees 45 minutes 00 seconds west 181.7 feet to a point; thence north 78 degrees 15 minutes 00 seconds west a distance of 35.0 feet to a point; thence north 78 degrees 15 minutes 00 seconds west a distance of 175.1 feet to a point; thence north 11 degrees 45 minutes 00 seconds east a distance of 315.0 feet to a point; thence north 11 degrees 45 minutes 00 seconds east a distance of 35.0 feet to a point; thence south 78 degrees 15 minutes 00 seconds east a distance of 210.1 feet to the POINT OF BEGINNING.

                                  EXHIBIT "B"
                      LEGAL DESCRIPTIONS OF EASEMENT AREAS

                      LEGAL DESCRIPTION OF EASEMENT AREA A


All that tract or parcel of land lying and being in Land Lot 172, 28th District and 3rd Section of Catoosa County, Georgia and being Lot R-3-1 of the Town of Ringgold being more particularly described as per plat by Thomas A. Dobson, Georgia Registered Land Surveyor dated May 15, 1996 as follows:

BEGINNING at a point which is on the west right-of-way line of Georgia State Highway 151, which is 485.15 feet south (as measured along the west right-of-way line of Georgia State Highway 151) from the south right-of-way line of U.S. Highway 41; thence continuing southwardly along the west right-of-way line of Georgia State Highway 151 south 11 degrees 45 minutes 00 seconds west a distance of 35.0 feet to a point; thence north 78 degrees 15 minutes 00 seconds west a distance of 210.1 feet to a point; thence north 11 degrees 45 minutes 00 seconds east a distance of 35.0 feet to a point; thence south 78 degrees 15 minutes 00 seconds east a distance of 210.1 feet to the POINT OF BEGINNING.

                      LEGAL DESCRIPTION OF EASEMENT AREA B


All that tract or parcel of land lying and being in Land Lot 172, 28th District and 3rd Section of Catoosa County, Georgia and being Lot R-3-1 of the Town of Ringgold being more particularly described as per plat by Thomas A. Dobson, Georgia Registered Land Surveyor dated May 15, 1996 as follows:

BEGINNING at a point which is on the west right-of-way line of Georgia State Highway 151, which is 450.15 feet south (as measured along the west right-of-way line of Georgia State Highway 151) from the south right-of-way line of U.S. Highway 41; thence continuing southwardly along the west right-of-way line of Georgia State Highway 151 south 11 degrees 45 minutes 00 seconds west a distance of 35.0 feet to a point; thence north 78 degrees 15 minutes 00 seconds west a distance of 210.1 feet to a point; thence north 11 degrees 45 minutes 00 seconds east a distance of 35.0 feet to a point; thence south 78 degrees 15 minutes 00 seconds east a distance of 210.1 feet to the POINT OF BEGINNING.

                      LEGAL DESCRIPTION OF EASEMENT AREA C


All that tract or parcel of land lying and being in Land Lot 172, 28th District and 3rd Section of Catoosa County, Georgia and being Lot R-3-1 of the Town of Ringgold being more particularly described as per plat by Thomas A. Dobson, Georgia Registered Land Surveyor dated May 15, 1996 as follows:

BEGINNING at a point which is on the west right-of-way line of Georgia State Highway 151, which is 623.45 feet south (as measured along the west right-of-way line of Georgia State Highway 151) from the south right-of-way line of U.S. Highway 41; thence continuing southwardly along the west right-of-way line of Georgia State Highway 151 south 11 degrees 45 minutes 00 seconds west a distance of 30.0 feet to a point; thence south 11 degrees 45 minutes 00 seconds west a distance of 181.7 feet to a point; thence north 78 degrees 15 minutes 00 seconds west a distance of 35.0 feet to a point; thence north 11 degrees 45 minutes 00 seconds east a distance of 211.7 feet to a point; thence south 78 degrees 15 minutes 00 seconds east a distance of 35.0 feet to the POINT OF BEGINNING.

                                  EXHIBIT "C"
                      FORM OF COMMENCEMENT DATE AGREEMENT

                          COMMENCEMENT DATE AGREEMENT

       THIS COMMENCEMENT DATE AGREEMENT (this "Agreement"), made and entered into as of August 8, 1996, by and between RINGGOLD MINING AND MANUFACTURING COMPANY, INC., a Georgia corporation (hereinafter referred to as "Ground Lessor"), and GATEWAY BANK & TRUST, a banking corporation organized under the laws of the State of Georgia (hereinafter referred to as "Lessee").

                              W I T N E S S E T H:

       WHEREAS, Ground Lessor and Lessee have entered into a certain Ground Lease Agreement of even date herewith (the "Ground Lease") whereby Ground Lessor did lease to Lessee, and Lessee did lease from Ground Lessor, that certain parcel of real property located at 5102 Alabama Highway, Ringgold, Georgia and lying and being in Land Lot 172 of the 28th District and 3rd Section of Catoosa County, Georgia, which real property is more particularly described in Exhibit "A" to the Ground Lease; and

       WHEREAS, Ground Lessor and Lessee desire to enter into and record this Agreement in order to provide third parties with notice of the Commencement Date under the Ground Lease and in order to confirm the Commencement Date as between Ground Lessor and Lessee.

       NOW, THEREFORE, pursuant to Section 2.01(d) of the Ground Lease, Ground Lessor and Lessee do hereby agree and confirm that the Commencement Date, for all purposes under the Ground Lease, shall be September 1, 1996.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

As to Ground Lessor, signed,             GROUND LESSOR:
sealed and delivered in the              RINGGOLD MINING AND MANUFACTURING
presence of:                             COMPANY, INC.


/s/ Harle B. Green                       By:       /s/ Roddy J.H. Clark
--------------------------------------             -----------------------------------
Unofficial Witness                                 Name:  Roddy J.H. Clark
                                                   Title: President

/s/ Linda Smith
--------------------------------------
Notary Public                            ATTEST:   /s/ William H.H. Clark
                                                   -----------------------------------
                                                   Name:  William H.H. Clark
My Commission Expires:                             Title: Secretary
Notary Public, Walker County, Georgia
My Commission Expires June 25, 1999
--------------------------------------
[NOTARY SEAL]                                           [CORPORATE SEAL]

As to Lessee, signed,                           LESSEE:
sealed and delivered in the presence
of:                                             GATEWAY BANK & TRUST

/s/ Harle B. Green
----------------------------------------
Unofficial Witness                              By:    /s/ Robert G. Peck
                                                       ----------------------------------
                                                       Name:  Robert G. Peck
                                                       Title: President
/s/ Linda Smith
----------------------------------------
Notary Public
                                                ATTEST: /s/ Boyd M. Steele
                                                        ---------------------------------
                                                        Name:  Boyd M. Steele
My Commission Expires:                                  Title: Secretary
Notary Public, Walker County, Georgia
My Commission Expires June 25, 1999
----------------------------------------
[NOTARY SEAL]                                               [CORPORATE SEAL]

                                  EXHIBIT "D"
                           PERMITTED TITLE EXCEPTIONS

                           PERMITTED TITLE EXCEPTIONS


1. Ad valorem real property taxes and assessments for the year 1996 and subsequent years.

2. Easement from Joe Clark to Georgia Power Company dated August 20, 1959, recorded in Deed Book 92, Page 536, Catoosa County, Georgia Deed Records.

3. Right-of-way deed from Joe Clark to State Highway Department of Georgia dated June 1, 1963, recorded in Deed Book 120, Page 246, Catoosa County, Georgia Deed Records.

4. Flood areas shown on the Gateway Bank & Trust Lease Survey dated May 15, 1996 by Thomas R. Dobson, Georgia Registered Land Surveyor, and by any governmental flood maps.

5.     Any governmental zoning or subdivision ordinance in effect thereon.

                                  EXHIBIT "E"
                         EXAMPLES OF RENT CALCULATIONS

                         EXAMPLES OF RENT CALCULATIONS




EXAMPLE A:

              Lease Year 1 Rent                             =       $100
              Lease Year 2 Nominal Rent                     =       $110
              Lease Year 3 Nominal Rent                     =       $120
              CPI Prior to Lease Year 3                     =       1.82
              CPI Prior to Lease Year 4                     =       1.90


              Calculate Lease Year 4 Rent as follows:

                          1.90 - 1.82              =     .08
                          .08 / 1.82               =     .043956
                          .043956                  =     4.3956% (applicable CPI
                                                         percentage increase)
                          100% + 4.3956%           =     104.3956%
                          104.3956%  X  $120       =     $125.27472

              Lease Year 4 Rent                    =     $125.27





EXAMPLE B:

              Lease Year 11 Rent                         =     $1,000
              CPI Prior to Lease Year 11                 =     1.92
              CPI Prior to Lease Year 12                 =     1.86

              Calculate Lease Year 12 Rent as follows:

                          1.86 - 1.92          =        (-.06)
                          .06 / 1.92           =        .03125
                          .03125               =        3.125% (applicable CPI
                                                        percentage decrease)
                          100% - 3.125%        =        96.875%
                          96.875%  X  $1,000   =        $968.75

              Lease Year 12 Rent               =        $968.75

                                  EXHIBIT "F"
                  FORM OF MEMORANDUM OF GROUND LEASE AGREEMENT

                                                                  EXECUTION COPY

                      MEMORANDUM OF GROUND LEASE AGREEMENT

       THIS MEMORANDUM OF GROUND LEASE AGREEMENT (this "Memorandum"), made and entered into as of the first (1st) day of July, 1996, by and between RINGGOLD MINING AND MANUFACTURING COMPANY, INC., a Georgia corporation (hereinafter referred to as "Ground Lessor"), and GATEWAY BANK & TRUST, a banking corporation organized under the laws of the State of Georgia (hereinafter referred to as "Lessee").

                              W I T N E S S E T H:

       WHEREAS, Ground Lessor and Lessee have entered into a certain Ground Lease Agreement of even date herewith (the "Ground Lease") whereby Ground Lessor did lease to Lessee, and Lessee did lease from Ground Lessor, that certain parcel of real property located at 5102 Alabama Highway, Ringgold, Georgia and lying and being in Land Lot 172 of the 28th District and 3rd Section of Catoosa County, Georgia, which real property is more particularly described in Exhibit "A", attached hereto (hereinafter referred to as "Leased Property"); and

       WHEREAS, Ground Lessor and Lessee desire to enter into and record this Memorandum in order that third parties may have notice of the Ground Lease and of Lessee's interest and rights under the Ground Lease.

       NOW, THEREFORE, Ground Lessor, in consideration of the rents and covenants provided for in the Ground Lease to be paid and performed by Lessee, does hereby lease unto Lessee, and Lessee does hereby lease from Ground Lessor, the Leased Property in accordance with the terms and conditions of the Ground Lease.

       Specific reference is hereby made to the following provisions of the Ground Lease:

       1. Pursuant to Section 2.01 of the Ground Lease, Lessee shall have and hold the Leased Property for a Lease Term consisting of the twenty (20) Lease Years (as defined in the Ground Lease) plus any Extended Terms (as defined in the Ground Lease) and expiring no later than the end of the fiftieth
(50th) Lease Year (as defined in the Ground Lease), all as more particularly described in the Ground Lease.

       2. Pursuant to Sections 2.15 and 2.16 of the Ground Lease, Ground Lessor has granted Lessee certain rights of first refusal with respect to Ground Lessor's sale and further leasing of the Leased Property. Said rights are applicable, in accordance with the provisions of the Ground Lease, throughout the Lease Term (as defined in the Ground Lease).

       3. All terms, conditions, provisions and covenants of the Ground Lease are incorporated in this Memorandum by reference as though fully set forth herein, and the Ground Lease and this Memorandum shall be deemed to constitute a single instrument or document. This Memorandum has been entered into by Ground Lessor and Lessee for purposes of recordation in the appropriate real estate records in Catoosa County, State of Georgia, and to provide notice to third parties of the Ground Lease; and nothing contained herein shall be deemed or construed to amend, modify, change, alter, amplify, interpret, or supersede any of the terms and provisions of the Ground Lease. In the event of a conflict between the terms of the Ground Lease and the terms of this Memorandum, the terms of the Ground Lease shall control.

       IN WITNESS WHEREOF, the parties hereto have executed this Memorandum under seal as of the date first above written.

As to Ground Lessor, signed,               GROUND LESSOR:
sealed and delivered in the                RINGGOLD MINING AND MANUFACTURING
presence of:                               COMPANY, INC.


/s/ Harle B. Green                         By:   /s/ Roddy J.H. Clark
----------------------------------------         -----------------------------
Unofficial Witness                               Name:  Roddy J.H. Clark
                                                 Title: President

/s/ Linda Smith
----------------------------------------
Notary Public                              ATTEST:  /s/ William H.H. Clark
                                                    --------------------------
                                                    Name:  William H.H. Clark
My Commission Expires:                              Title: Secretary
Notary Public, Walker County, Georgia
My Commission Expires June 25, 1999
----------------------------------------
[NOTARY SEAL]                                           [CORPORATE SEAL]

As to Lessee, signed, sealed                LESSEE:
and delivered in the presence
of:                                         GATEWAY BANK & TRUST

/s/ Harle B. Green
----------------------------------------
Unofficial Witness
                                            By:   /s/ Robert G. Peck
                                                  -----------------------------
                                                  Name:  Robert G. Peck
/s/ Linda Smith                                   Title: President
----------------------------------------
Notary Public

                                            ATTEST: /s/ Boyd M. Steele
                                                    ---------------------------
My Commission Expires:                              Name:  Boyd M. Steele
Notary Public, Walker County, Georgia               Title: Secretary
My Commission Expires June 25, 1999
----------------------------------------
[NOTARY SEAL]
                                                           [CORPORATE SEAL]

                                  EXHIBIT "A"
                    TO MEMORANDUM OF GROUND LEASE AGREEMENT

                      LEGAL DESCRIPTION OF LEASED PROPERTY

All that tract or parcel of land lying and being in Land Lot 172, 28th District and 3rd Section of Catoosa County, Georgia and being Lot R-3-1 of the Town of Ringgold being more particularly described as per plat by Thomas A. Dobson, Georgia Registered Land Surveyor dated May 15, 1996 as follows:

BEGINNING at a point which is on the west right-of-way line of Georgia State Highway 151, which is 485.15 feet south (as measured along the west right-of-way line of Georgia State Highway 151) from the south right-of-way line of U.S. Highway 41; thence continuing southwardly along the west right-of-way line of Georgia State Highway 151 the following courses and distances: south 11 degrees 45 minutes 00 seconds west 35.0 feet to a point; south 11 degrees 45 minutes 00 seconds west 103.3 feet to a point; south 11 degrees 45 minutes 00 seconds west 30.0 feet to a point; south 11 degrees 45 minutes 00 seconds west 181.7 feet to a point; thence north 78 degrees 15 minutes 00 seconds west a distance of 35.0 feet to a point; thence north 78 degrees 15 minutes 00 seconds west a distance of 175.1 feet to a point; thence north 11 degrees 45 minutes 00 seconds east a distance of 315.0 feet to a point; thence north 11 degrees 45 minutes 00 seconds east a distance of 35.0 feet to a point; thence south 78 degrees 15 minutes 00 seconds east a distance of 210.1 feet to the POINT OF BEGINNING.

                                  EXHIBIT "G"

                        FORM OF GRANT OF ACCESS EASEMENT

                                                                  EXECUTION COPY
                            GRANT OF ACCESS EASEMENT

       THIS GRANT OF ACCESS EASEMENT is made as of the first (1st) day of August, 1996, by RINGGOLD MINING AND MANUFACTURING COMPANY, INC., a Georgia corporation ("Ground Lessor"), GEORGE B. NALLEY, JR., a natural person residing in the State of South Carolina ("Nalley") and BLAKE P. GARRETT, JR., AS TRUSTEE ("Trustee"), a natural person residing in the State of South Carolina (Ground Lessor, Nalley and Trustee being hereinafter collectively referred to as "Grantor"), in favor of GATEWAY BANK & TRUST, a banking corporation organized under the laws of the State of Georgia, its successors and assigns ("Grantee").

                              W I T N E S S E T H:

       WHEREAS, in connection with Grantee's lease of certain real property described in Exhibit "A", attached hereto and incorporated herein (the "Leased Property"), from Ground Lessor pursuant to the Ground Lease Agreement between Ground Lessor and Grantee, dated as of July 1, 1996 (the "Ground Lease"), as further evidenced by the Memorandum of Ground Lease between Ground Lessor and Lessee, dated as of even date with the Ground Lease and recorded in the real property records of Catoosa County, Georgia, Grantor has agreed to grant an easement to Grantee in accordance with this instrument.

       NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby grants, bargains, sells, conveys and declares unto and in favor of Grantee, for the benefit of Grantee and its agents, employees, invitees and contractors at any and all times during the Lease Term (as defined in the Ground Lease) and as an appurtenance to the Leased Property at any and all times during the Lease Term (as defined in the Ground Lease), an exclusive easement upon, over, under and across that certain tract or parcel of land described in Exhibit "B", attached hereto and incorporated herein ("Easement Area B"), for all purposes necessary for or incidental to (i) vehicular and pedestrian access between the Leased Property and the public way currently known as Georgia State Highway 151, (ii) installing, maintaining, and operating utility facilities and equipment serving the Leased Property, and (iii) any Construction of Project Improvements (as said terms are defined in the Ground Lease) (the "Access Easement"); provided, however, that subject to the immediately following paragraph, the interface between the Leased Property and Easement Area B for ingress and egress pursuant to the Access Easement shall be limited to the portion of Easement Area B described in Exhibit "C", attached hereto and incorporated herein; and provided further that Grantor hereby reserves, for the benefit of Ground Lessor, Nalley and Trustee and their respective successors, assigns, agents, employees, invitees and contractors and as an appurtenance to the Adjacent Property, a non-exclusive easement over and across Easement Area B for purposes of vehicular and pedestrian access directly between the real property which is adjacent to Easement Area B and is currently owned or leased by Grantor (the "Adjacent Property") and the public way currently known as Georgia State Highway 151.

       Notwithstanding any provision to the contrary in this instrument, if the currently unimproved real property which is adjacent to the westerly boundary of the Leased Property and is currently owned by Ground Lessor (the "Future Development Property") is hereafter developed by Ground Lessor (or its successors or assigns) for commercial use and if, in connection with such development, Ground Lessor (or its successors or assigns) constructs, at no expense to Grantee, a vehicular driveway (the "Future Development Driveway") at least thirty-five (35) feet in width, which driveway is located outside the Leased Property and extends along the westerly boundary line of the Leased Property from (i) a line being the thirty-five (35)-foot long westerly extension (into the Adjacent Property) of the northerly boundary line of Easement Area B (the "Base Line") to (ii) a thirty-five (35)-foot long line which is parallel to the Base Line and has its southernmost point coinciding with a point located on the westerly boundary line of the Leased Property at a distance of no more than 135 feet (along said westerly boundary line) from the northwesterly corner of the Leased Property, then Easement Area B shall be deemed to have been modified, for all purposes of the Access Easement and this instrument and without the necessity of any further act or writing, so that Easement Area B shall include (in addition to, and not in lieu of, the real property described in Exhibit "B" hereto), and the Access Easement and this instrument shall encumber (in addition to, and not in lieu of, the real property described in Exhibit "B" hereto), the Future Development Driveway and all land on which the Future Development Driveway is situated (collectively, the "Future Development Driveway Area"). If the Access Easement hereafter encumbers the Future Development Driveway pursuant to the immediately preceding sentence, then the interface between the Leased Property and Easement Area B for ingress and egress pursuant to the Access Easement shall be limited to a portion of the Future Development Driveway Area, which portion is equivalent in size and dimensions to the initial interface area under the immediately preceding paragraph, provided that (a) Grantee shall be responsible for the cost of constructing a new ingress-egress structure within such portion of the Future Development Driveway Area and the adjacent portion of the Leased Property and shall be responsible for the cost of closing Grantee's initial ingress-egress structure constructed pursuant to the immediately preceding paragraph, and (b) Ground Lessor (its successors or assigns), at no expense to Grantee, shall have caused Grantee's title insurance policy covering the Access Easement to be endorsed so that title to the Access Easement is insured under said policy (with an effective date, as to the Access Easement, no earlier than the date on which the Future Development Driveway is completed and made available for use by Grantee) with respect to the entire Easement Area B as modified in accordance with the immediately preceding sentence.

       Grantor hereby covenants and agrees to maintain and keep in good repair Easement Area B, provided that Grantee shall be responsible for any and all such snow removal from Easement Area B as may be necessary in order to permit Grantee's exercise of the Access Easement and Grantor's exercise of Grantor's reserved rights hereunder. In consideration for Grantor's maintenance obligation hereunder, Grantee shall pay an annual fee (the "Maintenance Fee") to Grantor's designated agent, who shall be the following unless and until Grantee receives written notice specifying a substitute agent and duly executed by Ground Lessor, Nalley, and Trustee:

                          Mr. George B. Nalley, Jr.
                          1919 East Main Street
                          Easley, SC  29640

The Maintenance Fee shall be due and payable in arrears on the last business day of each Lease Year (as defined in the Ground Lease) and shall be prorated for any partial Lease Year. The amount of the Maintenance Fee for each Lease Year shall be determined in accordance with the immediately following paragraph.

       The Maintenance Fee for the first (1st) Lease Year shall be equal to One Thousand Eight Hundred and No/100 Dollars ($1,800.00). For each subsequent Lease Year during the term of the Access Easement, the Maintenance Fee shall be equal to the product of (a) the Maintenance Fee amount applicable to the immediately preceding Lease Year multiplied by (b) a percentage equal to 100% plus the applicable CPI percentage increase, if any, or minus the applicable CPI percentage decrease, if any, in either case determined in accordance with this paragraph. For purposes of this paragraph, the "applicable CPI percentage increase," if any, or the "applicable CPI percentage decrease," if any, for each Lease Year shall mean the quotient (expressed as a percentage) equal to
(i) the difference obtained by subtracting (A) the CPI most recently published prior to the calendar month containing the first (1st) day of the Lease Year immediately preceding the Lease Year for which the Maintenance Fee is being determined from (B) the CPI most recently published prior to the first (1st) day of the Lease Year for which the Maintenance Fee is being determined (if the difference so obtained is negative, then the parties hereto acknowledge that this quotient will be an "applicable CPI percentage decrease") divided by (ii) the CPI most recently published prior to the calendar month containing the first (1st) day of the Lease Year immediately preceding the Lease Year for which the Maintenance Fee is being determined. For purposes of this paragraph, "CPI" shall mean the Consumer Price Index for United States All Urban Consumers, All Items (1982-84 = 100), published by the Bureau of Labor Statistics of the United States

Department of Labor. In the event that the CPI shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the amount of the annual Maintenance Fee under this paragraph after such conversion or revision shall be made with the use of such conversion factor, formula, or table for converting the CPI as may be published by the Bureau of Labor Statistics or, if that is not published, then with the use of such conversion factor, formula, or table as may be published by any nationally recognized publisher of similar statistical information reasonably designated by Grantor.

       Grantee or its successor-in-title to the Access Easement shall indemnify Grantor for any liability arising from death, bodily injury or property damage proximately caused by Grantee's use of the Access Easement. In the event of any claim, demand, suit or proceeding with respect to which indemnity may be sought, Grantor shall give notice thereof to Grantee and, within twenty (20) days thereafter, Grantee shall advise Grantor of the extent, if any, to which Grantee will contest the same, which Grantee shall be entitled to do at its own expense through representatives of its own choice. Grantor may, but shall not be required to, at its own expense, join in such contest through representatives of its own choice. To the extent that Grantee (i) fails to give such advice within the period aforesaid, (ii) advises that it will not contest such claim, demand, suit or proceeding promptly, diligently, and in good faith, Grantor shall have the right at its discretion to pay, compromise or defend the same, in which event Grantee shall further indemnify Grantor against its reasonable costs and legal expenses incidental thereto.

       Beginning with the commencement of the First (1st) Lease Year and thereafter throughout the term of the Access Easement, at Grantee's cost and expense, Grantee shall obtain and maintain, in Grantee's name as insured thereunder, such commercial general liability insurance as may be reasonably prudent, in Lessee's business judgment, for the types of improvements and operations maintained upon Easement Area B; provided that Grantee's commercial general liability insurance shall have annual aggregate combined single limits of not less than One Million Dollars ($1,000,000).

       The Access Easement shall run with title to the Leased Property during the Lease Term (as defined in the Ground Lease) and shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns. Subject to the rights, title, and interest of any persons granted tenancies, leases, or security title by Grantor in or to Easement Area B, Grantor warrants that Grantor has good and indefeasible, unencumbered fee simple title to Easement Area B, and Grantor shall forever warrant and defend the right and title to the Access Easement herein granted to Lessee and protect Lessee against the claims of all persons whomsoever.

       IN WITNESS WHEREOF, Grantor has duly executed this instrument under seal as of the day and year first above set forth.


As to Ground Lessor,                         GROUND LESSOR:
signed, sealed and
delivered in the presence                    Ringgold Mining and Manufacturing
of:                                          Company, Inc.


/s/ Harle B. Green
-------------------------------------
Unofficial Witness                           By:    /s/ Roddy J.H. Clark
                                                    ---------------------------
                                             Name:  Roddy J.H. Clark
                                             Title: President
/s/ Linda Smith
-------------------------------------        Attest:  /s/ William H.H. Clark
Notary Public                                         -------------------------
My Commission Expires:                       Name:    William H.H. Clark
Notary Public, Walker County, Georgia        Title:   Secretary
My Commission Expires June 25, 1999
-------------------------------------
[NOTARY SEAL]
                                                            [CORPORATE SEAL]


As to Nalley, signed, sealed                 NALLEY:
and delivered in
the presence of:


/s/ Lisa H. Granger                          /s/ George B. Nalley, Jr.   [SEAL]
-------------------------------------        ----------------------------
Unofficial Witness                           George B. Nalley, Jr.


/s/ Brenda C. Merck
-------------------------------------
Notary Public
My Commission Expires:

March 24, 1997
-------------------------------------
[NOTARY SEAL]

As to Trustee, signed,                TRUSTEE:
sealed and delivered in
presence of:


/s/ Lisa H. Granger                   /s/ Blake P. Garrett, Jr.           [SEAL]
--------------------------------      ------------------------------------
Unofficial Witness                    Blake P. Garrett, Jr., as Trustee


/s/ Brenda C. Merck
--------------------------------
Notary Public
My Commission Expires:

March 24, 1997
--------------------------------
[NOTARY SEAL]

                                  EXHIBIT "A"
                          TO GRANT OF ACCESS EASEMENT

                      LEGAL DESCRIPTION OF LEASED PROPERTY

All that tract or parcel of land lying and being in Land Lot 172, 28th District and 3rd Section of Catoosa County, Georgia and being Lot R-3-1 of the Town of Ringgold being more particularly described as per plat by Thomas A. Dobson, Georgia Registered Land Surveyor dated May 15, 1996 as follows:

BEGINNING at a point which is on the west right-of-way line of Georgia State Highway 151, which is 485.15 feet south (as measured along the west right-of-way line of Georgia State Highway 151) from the south right-of-way line of U.S. Highway 41; thence continuing southwardly along the west right-of-way line of Georgia State Highway 151 the following courses and distances: south 11 degrees 45 minutes 00 seconds west 35.0 feet to a point; south 11 degrees 45 minutes 00 seconds west 103.3 feet to a point; south 11 degrees 45 minutes 00 seconds west 30.0 feet to a point; south 11 degrees 45 minutes 00 seconds west 181.7 feet to a point; thence north 78 degrees 15 minutes 00 seconds west a distance of 35.0 feet to a point; thence north 78 degrees 15 minutes 00 seconds west a distance of 175.1 feet to a point; thence north 11 degrees 45 minutes 00 seconds east a distance of 315.0 feet to a point; thence north 11 degrees 45 minutes 00 seconds east a distance of 35.0 feet to a point; thence south 78 degrees 15 minutes 00 seconds east a distance of 210.1 feet to the POINT OF BEGINNING.

                                  EXHIBIT "B"
                          TO GRANT OF ACCESS EASEMENT

                      LEGAL DESCRIPTION OF EASEMENT AREA B

                      LEGAL DESCRIPTION OF EASEMENT AREA B


All that tract or parcel of land lying and being in Land Lot 172, 28th District and 3rd Section of Catoosa County, Georgia and being Lot R-3-1 of the Town of Ringgold being more particularly described as per plat by Thomas A. Dobson, Georgia Registered Land Surveyor dated May 15, 1996 as follows:

BEGINNING at a point which is on the west right-of-way line of Georgia State Highway 151, which is 450.15 feet south (as measured along the west right-of-way line of Georgia State Highway 151) from the south right-of-way line of U.S. Highway 41; thence continuing southwardly along the west right-of-way line of Georgia State Highway 151 south 11 degrees 45 minutes 00 seconds west a distance of 35.0 feet to a point; thence north 78 degrees 15 minutes 00 seconds west a distance of 210.1 feet to a point; thence north 11 degrees 45 minutes 00 seconds east a distance of 35.0 feet to a point; thence south 78 degrees 15 minutes 00 seconds east a distance of 210.1 feet to the POINT OF BEGINNING.

                                  EXHIBIT "C"
                          TO GRANT OF ACCESS EASEMENT

                   LEGAL DESCRIPTION OF ACCESS INTERFACE AREA

                      LEGAL DESCRIPTION OF INTERFACE AREA


       ALL that tract or parcel of land lying and being in Land Lot 172, 28th District and 3rd Section of Catoosa County, Georgia and being Lot R-3-1 of the Town of Ringgold being more particularly described as per plat by Thomas A. Dobson, Georgia Registered Land Surveyor dated May 15, 1996 as follows:

       BEGINNING at a point which is on the west right-of-way line of Georgia State Highway 151, which is 450.15 feet south (as measured along the west right-of-way line of Georgia State Highway 151) from the south right-of-way line of U.S. Highway 41; thence continuing southwardly along the west right-of-way line of Georgia State Highway 151 south 11 degrees 45 minutes 00 seconds west a distance of 35.0 feet to a point; thence north 78 degrees 15 minutes 00 seconds west a distance of 180.1 feet to the TRUE POINT OF BEGINNING; thence south 11 degrees 45 minutes 00 seconds west a distance of
35.0 feet to a point; thence north 78 degrees 15 minutes 00 seconds west a distance of 30.0 feet to a point; thence north 11 degrees 45 minutes 00 seconds east a distance of 35.0 feet to a point; thence south 78 degrees 15 minutes 00 seconds east a distance of 30 feet to the TRUE POINT OF BEGINNING.